Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is effective as of June 7, 2024 (the “Effective Date”), by and between Ionis Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 2855 Gazelle Court, Carlsbad, California 92010 (“Ionis”), and EnCarda, Inc., a Delaware corporation with principal place of business at 6929 Hayden Road, Scottsdale, Arizona 85250, United States (“EnCarda”). Ionis and EnCarda are each sometimes referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Ionis owns or otherwise controls Licensed IP (as defined below) related to its proprietary investigational next-generation ligand-conjugated antisense oligonucleotide known as ION904, and has the exclusive right to grant an exclusive license under such Licensed IP;

WHEREAS, EnCarda desires to obtain, and Ionis desires to grant, an exclusive license under the Licensed IP to Exploit ION904 and pharmaceutical products containing ION904 on the terms and conditions set forth herein.

NOW, THEREFORE, Ionis and EnCarda hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Accounting Standards” means, with respect to either Party or its Affiliates or Sublicensees, GAAP or IFRS, in each case, as generally and consistently applied throughout such entity’s organization. For purposes of this Agreement, the Accounting Standard with respect to EnCarda is GAAP. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.

1.2 “Acquisition Price” means, in the event of Change of Control of EnCarda, the [***].

1.3 “Affiliate” means, with respect to an entity, any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such entity. An entity will be deemed to control another entity if it (a) owns, directly or indirectly, more than 50% of the outstanding voting securities (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

1.4 “AGT” means the human angiotensinogen gene [***].

1.5 “Alliance Manager” has the meaning set forth in Section 5.4 (Alliance Managers).

1.6 “Annual” or “Annually” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

1.7 “API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP for a Licensed Product.

1.8 “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.9 “Arising IP” has the meaning set forth in Section 7.1(b) (Arising IP).

1.10 “Arising Know-How” has the meaning set forth in Section 7.1(b) (Arising IP).

1.11 “Arising Patents” has the meaning set forth in Section 7.1(b) (Arising IP).

1.12 “ASO” means a single-stranded oligonucleotide compound comprising 15-30 linked nucleosides (including any analog, variant, mimic, or mimetic thereof) that modulates expression of a gene target via the binding of such single-stranded oligonucleotide compound to the RNA of such gene target. For clarity, ASOs may further comprise covalently attached groups, such as conjugate groups, but “ASO” does not include double-stranded or multi-stranded oligonucleotide compounds or oligonucleotides that comprise such double-stranded or multi-stranded oligonucleotide compounds.

1.13 “Audit Report” has the meaning set forth in Section 6.12(c).

1.14 “Auditor” has the meaning set forth in Section 6.12(a).

1.15 “Bankrupt Party” has the meaning set forth in Section 11.10 (Rights in Bankruptcy).

1.16 “Bankruptcy Code” has the meaning set forth in Section 11.4 (Termination for Insolvency).

1.17 “Breaching Party” has the meaning set forth in Section 11.3(a).

1.18 “Calendar Quarter” means a period of three consecutive months ending on the last calendar day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last calendar day of the Calendar Quarter in which the Effective Date falls.

1.19 “Calendar Year” means a year beginning on January 1 (or, with respect to 2024, the Effective Date) and ending on December 31.

1.20 “Cessation Period” has the meaning set forth in Section 11.5 (Termination for Discontinuation of Development and Commercialization).

1.21 “cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

1.22 “Change of Control” means with respect to a Party, any (a) direct or indirect acquisition of all or substantially all of the assets of a Party, (b) direct or indirect acquisition by a Person, or group of Persons acting in concert, of more than 50% of the voting equity interests of a Party, or (c) merger, consolidation, other business combination or similar transaction involving a Party, which results in the holders of the voting equity interests of a Party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold more than 50% of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is entered into with any Person other than the other Party to this Agreement or its Affiliates. Notwithstanding the foregoing, any (i) public offering or any other bona fide capital raising event, (ii) transaction undertaken solely for tax planning purposes or solely to change a Party’s domicile, or (iii) creation of a holding company that will be owned in substantially the same proportions by the Persons who hold such Party’s securities immediately before such transaction, in each case ((i)-(iii)), shall not constitute a “Change of Control” of a Party. For clarity, if a Party undergoes a reverse takeover, reverse merger, or deSPAC transaction, such transactions shall not be deemed a Change of Control of a Party, provided that if the resulting entity later undergoes a Change of Control event as described in (a)-(c), then such Change of Control of the resulting entity shall be deemed a Change of Control of such Party.

1.23 “Change of Control Payment” has the meaning set forth in Section 6.9 (Change of Control Payment).

1.24 “Clinical Supplies” means API and Finished Drug Product for use in a Clinical Trial.

1.25 “Clinical Trial” means a human clinical trial, or clinical study, that is conducted in accordance with good clinical practices and is designed to generate data in support of application or maintenance of an NDA, MAA, or other similar marketing application.

1.26 “CMO” means a Third Party contract manufacturer Manufacturing API, Clinical Supplies or Finished Drug Product for any purpose under this Agreement.

1.27 “Co-Dev Partner” has the meaning set forth in Section 3.2(a) (Sublicensing Rights).

1.28 “Combination Product” means a Licensed Product that will be sold in a fixed dosage or co-packaged form containing the Licensed Compound in combination with one or more other active pharmaceutical ingredients.

1.29 “Commercialize” or “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a product following receipt of Regulatory Approval for such product in the applicable country, including conducting pre- and post-Regulatory Approval activities, including studies reasonably required to increase the market potential of such product and studies to provide improved formulation and product delivery, and launching and promoting such product in each country.

1.30 “Commercially Reasonable Efforts” means [***].

1.31 “Competitive Infringement” has the meaning set forth in Section 7.4(a).

1.32 “Competitive Product” has the meaning set forth in Section 3.4(a).

1.33 “Confidential Information” means, subject to Section 10.2 (Exclusions), any confidential or proprietary information, data or materials, patentable or otherwise, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and other information, in any form (written, oral, photographic, electronic, magnetic, or otherwise) that is disclosed by the Disclosing Party or its Affiliates to the Receiving Party or its Affiliates in the course of performing its obligations or exercising its rights under this Agreement.

1.34 “Control” means possession of the ability to grant a license or sublicense of intellectual property without violating the terms of any agreement with any Third Party; provided, however, that, except for any intellectual property [***], or otherwise included in the license granted to EnCarda pursuant to Section 6.7(c)(i), if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation to the extent arising from such other Party’s exercise of the license under such intellectual property. Notwithstanding anything to the contrary under this Agreement, [***].

1.35 “Cover” means, with reference to a claim in a Patent Right and a subject matter at issue (including any composition of matter, compound or product, or uses thereof), that the Exploitation of such subject matter would infringe such claim (and with respect to any claim in a pending patent application, as if such claim is issued) in the country in which such activity occurs without a license thereto or ownership thereof.

1.36 “Develop,” “Developing” or “Development” means with respect to a product, any and all discovery, characterization, or preclinical (including IND-enabling toxicology studies), clinical, or regulatory activity with respect to such product to seek Regulatory Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Regulatory Approval), including human clinical trials conducted after Regulatory Approval of such product to seek Regulatory Approval for additional indications for such product.

1.37 “Diligence Milestone” has the meaning set forth in Section 4.5 (Diligence Milestone).

1.38 “Disclosing Party” has the meaning set forth in Section 10.1 (Confidentiality; Exceptions).

1.39 “Discontinued Product” has the meaning set forth in Section 11.7(a).

1.40 “Dispute” has the meaning set forth in Section 12.1 (General).

1.41 “Dollar” or “$” means the United States dollar.

1.42 “[***]” has the meaning set forth in Section 5.2 (Decision Making).

1.43 “EMA” means the European Medicines Agency and any successor entity thereto.

1.44 “Enabling License” has the meaning set forth in Section 3.5 (Enabling License).

1.45 “EnCarda Arising IP” has the meaning set forth in Section 7.1(b) (Arising IP).

1.46 “EnCarda Arising Patents” means any Patent Rights within the EnCarda Arising IP.

1.47 “EnCarda Indemnitees” has the meaning set forth in Section 8.2 (Indemnification by Ionis).

1.48 “EnCarda IP” means Know-How and Patent Rights that (a) did not arise in connection with the performance of activities under this Agreement, (b) are Controlled by EnCarda or its Affiliates other than under this Agreement, and (c) are necessary or used by EnCarda or its Affiliates to Exploit a Licensed Product in the Field, in each case to the extent Controlled by EnCarda or its Affiliates on the Effective Date or at any time during the Term.

1.49 “EU Major Market” means any of the following countries: [***].

1.50 “[***]” has the meaning set forth in Section 3.8 ([***]).

1.51 “Exclusivity Period” has the meaning set forth in Section 3.4(a).

1.52 “Executives” has the meaning set forth in Section 12.3 (Escalation).

1.53 “Exploit” or “Exploitation” means, with respect to a particular product, to use, have used, Manufacture, have Manufactured, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported, including to research, Develop, Commercialize or otherwise exploit such product.

1.54 “Field” shall mean the prophylactic or therapeutic use in humans.

1.55 “Finished Drug Product” means any drug product containing API as an active ingredient in finished bulk form for the Exploitation of a Licensed Product by a Party under this Agreement.

1.56 “First Commercial Sale” means, on a Licensed Product-by-Licensed Product basis, the first sale of such Licensed Product by EnCarda, its Affiliate or its Sublicensee to a Third Party in a country after Regulatory Approval of such Licensed Product has been obtained in such country.

1.57 “GAAP” means generally accepted accounting principles in the United States, consistently applied.

1.58 “Generic Infringement” has the meaning set forth in Section 7.4(a).

1.59 “Generic Product” means, with respect to a Licensed Product in a country, a pharmaceutical product (other than such Licensed Product) that (a) is sold by a Third Party other than a Sublicensee under license from EnCarda in such country, (b) is authorized for use in such country in one or more of the indications for which such Licensed Product has Regulatory Approval in such country, and (c) either (i) contains the same active pharmaceutical ingredient(s) as such Licensed Product or (ii) is a product approved by way of an abbreviated regulatory mechanism by the Regulatory Authority in such country that, in each case, meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “comparable”, “interchangeable”, “bioequivalent”, “biosimilar” or other term of similar meaning, if applicable, with respect to such Licensed Product). A product shall not be considered to be a Generic Product if (a) EnCarda or any of its Affiliates or Sublicensees was involved in or authorized the development or commercialization of such product, (b) EnCarda or any of its Affiliates or Sublicensees has granted a license to such Third Party in respect of such product, or (c) such product is Commercialized by any Person who obtained such product in a chain of distribution that included EnCarda or any of its Affiliates or Sublicensees.

1.60 “Governmental Authority” means any United States federal, state or local government or any foreign government, or political subdivision thereof, or any local, state, national or multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof).

1.61 “IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA.

1.62 “Indemnification Claim Notice” has the meaning set forth in Section 8.3 (Indemnification Procedure).

1.63 “Indemnified Party” has the meaning set forth in Section 8.3 (Indemnification Procedure).

1.64 “Infringement” means a Generic Infringement and/or a Competitive Infringement, as applicable.

1.65 “Infringement Notice” has the meaning set forth in Section 7.4(a).

1.66 “Initiation” means, with respect to any Clinical Trial, the [***] dose administered to the first human subject in such Clinical Trial.

1.67 “Ionis Arising IP” has the meaning set forth in Section 7.1(b) (Arising IP).

1.68 “Ionis Core IP” means the Ionis Core Technology Know-How and the Ionis Core Technology Patents.

1.69 “Ionis Core Technology Know-How” means all Know-How, excluding Ionis Product-Specific Know-How, Ionis Manufacturing and Analytical Know-How, and Ionis’ interest in any Joint Arising Know-How, that (a) is Controlled by Ionis or its Affiliates as of the Effective Date or at any time during the Term, and (b) is necessary or reasonably useful to Exploit a Licensed Product. Ionis Core Technology Know-How specifically includes Ionis Know-How and data derived from ISIS 757456 that is Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term.

1.70 “Ionis Core Technology Patents” means all Patent Rights Controlled by Ionis or its Affiliates, as of the Effective Date or at any time during the Term, that are necessary or reasonably useful to Exploit the Licensed Compound or Licensed Product in the Field in the Territory, and that are not Ionis Product-Specific Patents or Ionis Manufacturing and Analytical Patents. A list of Ionis Core Technology Patents existing as of the Effective Date are set forth in SCHEDULE 1.70, which Schedule Ionis will update from time to time during the Term at EnCarda’s reasonable request.

1.71 “Ionis Indemnitees” has the meaning set forth in Section 8.1 (Indemnification by EnCarda).

1.72 [***]

1.73 “Ionis Internal Oligonucleotide Safety Database” has the meaning set forth in Section 4.11 (Ionis Oligonucleotide Safety Database).

1.74 “Ionis Manufacturing and Analytical Know-How” means all Know-How, excluding Ionis Core Technology Know-How, Ionis Product-Specific Know-How, and Ionis’ interest in any Joint Arising Know-How that (a) is Controlled by Ionis or its Affiliates as of the Effective Date or at any time during the Term, (b) is necessary or reasonably useful to Manufacture a Licensed Product, and (c) relates to methods and materials used in the synthesis or analysis of oligonucleotide compounds generally or their component chemical features (e.g., modified nucleosides or conjugate groups), independent of the nucleobase sequence of such oligonucleotide compounds.

1.75 “Ionis Manufacturing and Analytical Patents” means all Patent Rights Controlled by Ionis or its Affiliates, as of the Effective Date or at any time during the Term, that are necessary or reasonably useful for manufacturing or analyzing the Licensed Compound or Licensed Product and that claim methods and materials used in the synthesis or analysis of oligonucleotide compounds generally or their component chemical features (e.g., modified nucleosides or conjugate groups), independent of the nucleobase sequence of such oligonucleotide compounds. A list of Ionis Manufacturing and Analytical Patents existing as of the Effective Date are set forth in SCHEDULE 1.75, which Schedule Ionis will update from time to time during the Term at EnCarda’s reasonable request. Ionis Manufacturing and Analytical Patents do not include the Ionis Product-Specific Patents or the Ionis Core Technology Patents.

1.76 “Ionis Manufacturing and Analytical Technology” means the Ionis Manufacturing and Analytical Know-How and the Ionis Manufacturing and Analytical Patents.

1.77 “Ionis Product-Specific Know-How” means all Know-How, excluding the Ionis Core Technology Know-How, the Ionis Manufacturing and Analytical Know-How, and Ionis’ interest in any Joint Arising Know-How, that is (a) Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Term, (b) necessary or reasonably useful to Exploit a Licensed Product in the Field, and (c) specifically relates to (i) the composition of matter of the Licensed Compound or (ii) methods of using the Licensed Compound in the Field.

1.78 “Ionis Product-Specific Patents” means all Patent Rights Controlled by Ionis or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful to Exploit the Licensed Compound or Licensed Product in the Field in the Territory and that specifically claim: (a) an ASO that [***] (including patents that specifically claim the Licensed Compound or Licensed Product); or (b) methods of using such ASO as a prophylactic or therapeutic; or (c) a method of making the Licensed Compound or a Licensed Product specifically. For clarity, Patent Rights that include only claims that are directed to (i) subject matter applicable to oligonucleotide compounds or products in general or (ii) an oligonucleotide compound that [***] in each case ((i) and (ii)), will not be considered Ionis Product-Specific Patents and such Patent Rights will be considered Ionis Core Technology Patents. A list of Ionis Product-Specific Patents existing as of the Effective Date are set forth in SCHEDULE 1.78, which Schedule Ionis will update from time to time during the Term at EnCarda’s reasonable request. Ionis Product-Specific Patents do not include the Ionis Manufacturing and Analytical Patents or the Ionis Core Technology Patents.

1.79 “Ionis Product-Specific Technology” means the Ionis Product-Specific Know-How and the Ionis Product-Specific Patents.

1.80 “ISIS 757456” means the previous generation ASO discovered by Ionis that is designed to [***] and that has the structure depicted on SCHEDULE 1.80.

1.81 “Joint Arising IP” has the meaning set forth in Section 7.1(b) (Arising IP).

1.82 “Joint Arising Know-How” means any Know-How within the Joint Arising IP.

1.83 “Joint Arising Patent” means any Patent Rights within the Joint Arising IP.

1.84 “JSC” has the meaning set forth in Section 5.1(a) (Establishment).

1.85 “Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, know-how, trade secrets, practices, techniques, methods, processes, discoveries and claims, including synthesis, preparation, recovery and purification processes and techniques, control methods and assays, inventions, developments, specifications, formulations, formulae, materials (including biological or chemical) or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission documents and summaries, expertise, stability, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.86 “Knowledge” means the actual knowledge, without any inquiry or investigation, of (a) [***], (b) the [***] as of the Effective Date, and (c) the [***] as of the Effective Date.

1.87 “Licensed CMO” has the meaning set forth in Section 3.2(a) (Sublicensing Rights).

1.88 “Licensed Compound” means the compound referred to by Ionis as ION904, the structure of which is set forth on SCHEDULE 1.88, [***].

1.89 “Licensed IP” means all (a) Licensed Know-How and (b) Licensed Patents.

1.90 “Licensed Know-How” means the Ionis Core Technology Know-How, the Ionis Product-Specific Know-How, the Ionis Manufacturing and Analytical Know-How, and the Know-How within the Ionis Arising IP, but excluding any Joint Arising Know-How.

1.91 “Licensed Patents” means the (a) Ionis Core Technology Patents, (b) Ionis Manufacturing and Analytical Patents, (c) Ionis Product-Specific Patents, and (d) Patent Rights within the Ionis Arising IP, but excluding, for clarity, any Joint Arising Patent.

1.92 “Licensed Product” means any therapeutic product, medical therapy, preparation or substance, comprising or employing the Licensed Compound, in any form or formulation, and whether alone or together with one or more other therapeutically active ingredients, delivery devices, or other components.

1.93 “Losses” has the meaning set forth in Section 8.1 (Indemnification by EnCarda).

1.94 “MAA” means a marketing authorization application filed with the EMA after completion of Clinical Trials to obtain Regulatory Approval for a Licensed Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country.

1.95 “Major Market” means [***].

1.96 “Major Pharmaceutical Company” means any pharmaceutical company that has [***].

1.97 “Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release, and stability testing), releasing, storage or packaging, for nonclinical, clinical or commercial purposes, of API component or the bulk active pharmaceutical ingredient for a Licensed Product in finished form.

1.98 “Material Breach” has the meaning set forth in Section 11.3(a).

1.99 “NDA” means, with respect to a Licensed Product, (a) a new drug application, including all amendments and supplements thereto, filed with the FDA in the United States to obtain approval of such Licensed Product in the United States, or (b) the equivalent application filed with any other Regulatory Authority in any other jurisdiction to obtain approval for such Licensed Product in such jurisdiction.

1.100 [***]

1.101 “Net Sales” means, with respect to any Licensed Product, the amount invoiced by EnCarda or its Affiliates or Sublicensees (each a “Selling Party”) for sales of such Licensed Product in arm’s length transactions to Third Parties, after deduction (if not already deducted in the amount invoiced) of the following items with respect to sales of such Licensed Product:

[***]

1.102 “[***]” has the meaning set forth in Section 3.8 ([***]).

1.103 “Non-Breaching Party” has the meaning set forth in Section 11.3(a).

1.104 “Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

1.105 “Permitted Licenses” means (a) licenses granted by Ionis after the Effective Date to any Third Party under the Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents (but not under the Ionis Product-Specific Patents) solely to (i) conduct nonclinical research, or (ii) enable such Third Party to manufacture or formulate ASOs, where (A) such Third Party is primarily engaged in providing contract manufacturing services or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; (B) such license grant is not for purposes specific to a Competitive Product, and (C) Ionis and its Affiliates do not assist such Third Party to identify, discover or make a Competitive Product; and (b) material transfer agreements with academic collaborators or non-profit institutions solely to conduct non-commercial research.

1.106 “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.107 “Pharmacovigilance Agreement” has the meaning set forth in Section 4.10 (Pharmacovigilance Agreement).

1.108 [***]

1.109 “Prosecution and Maintenance” or “Prosecuting and Maintaining” means, with regard to a Patent Right, the preparing, filing, prosecuting, maintaining and managing of such Patent Right, including strategies in relation to the Unified Patent Court and Unitary Patent in Europe, such as but not limited to the filing or withdrawing of an opt-out of a European Patent and validating as a Unitary Patent or a classical European Patent, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions, post-grant review or inter-partes review, and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” will not include any other enforcement actions taken with respect to a Patent Right.

1.110 “Receiving Party” has the meaning set forth in Section 10.1 (Confidentiality; Exceptions).

1.111 “Regulatory Approval” means: (1) in the United States, any approvals, licenses, registrations, or authorizations by a Regulatory Authority that are necessary for the sale of a Licensed Product in the Field in the United States, or (2) for any country or jurisdiction other than the United States, any approvals, licenses, registrations, or authorizations, and to the extent required, pricing or reimbursement approval by a Regulatory Authority in such country or jurisdiction that are necessary for the sale of a Licensed Product in the Field in a regulatory jurisdiction in such country or jurisdiction.

1.112 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority that has the responsibility for granting Regulatory Approval, or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a product necessary for the marketing and sale of a Licensed Product in such country or regulatory jurisdiction.

1.113 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product other than Patent Rights, including, without limitation, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), orphan drug exclusivity, or rights similar thereto outside the U.S.

1.114 “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Exploit a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

1.115 “[***]” has the meaning set forth in Section 3.8 ([***]).

1.116 “[***]” has the meaning set forth in Section 3.8 ([***]).

1.117 “Royalty Claim” has the meaning set forth in Section 6.5(b).

1.118 “Royalty Report” has the meaning set forth in Section 6.8 (Royalty Reports and Payments).

1.119 “Royalty Term” has the meaning set forth in Section 6.5(b).

1.120 “Strategic Sublicense” means, any sublicense granted by EnCarda or any of its Affiliates to a Sublicensee under the Licensed IP whereby EnCarda or such Affiliate licenses its rights to Commercialize a Licensed Product in one or more Major Markets.

1.121 “Sublicensee” means any non-Affiliate sublicensee of the rights granted by EnCarda pursuant to Section 3.1 (License Grant to EnCarda).

1.122 “Supply Agreement” has the meaning set forth in Section 4.13 (Supply of Licensed Compounds and Licensed Products).

1.123 “Term” has the meaning set forth in Section 11.1 (Term).

1.124 “Territory” means worldwide.

1.125 “Third Party” means a Person other than the Parties or their respective Affiliates.

1.126 “Third Party Claims” has the meaning set forth in Section 8.1 (Indemnification by EnCarda).

1.127 “Third Party Core IP” has the meaning set forth in Section 6.7(c)(i).

1.128 “Third Party Product-Specific IP” has the meaning set forth in Section 6.7(b)(i).

1.129 “Transition Services” has the meaning set forth in Section 11.7(a).

1.130 “Triggering Date” has the meaning set forth in Section 11.9(a).

1.131 “Upfront Fee” has the meaning set forth in Section 6.1 (Upfront Fee).

1.132 “Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision or (b) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than [***] from the date of filing of the earliest patent application to which such patent application claims priority in the country of question, not including in calculating such [***] period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. For clarity, on a country-by-country basis, a patent application pending for more than [***] will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.

1.133 “VAT” has the meaning set forth in Section 6.13(a).

1.134 “Withholding Action” by a Party means (i) a permitted assignment of this Agreement (in whole or in part) by such Party to an Affiliate or a Third Party; (ii) a redomiciliation of such Party, an assignee or a successor to a jurisdiction; and (iii) any action taken after the Effective Date by such Party that causes this Agreement or any payment contemplated by this Agreement to become subject to tax (including by virtue of withholding or deduction) in any additional jurisdictions after the Effective Date, provided that, a Withholding Action shall not include, in the case of EnCarda, exercise of the right to grant a sublicense to an Affiliate or a Sublicensee pursuant to Section 3.2 (Sublicenses).

ARTICLE 2

OVERVIEW

The Parties intend that under this Agreement EnCarda will use Commercially Reasonable Efforts to (a) Develop the Licensed Product in accordance with the Development Plan, (b) Manufacture the Licensed Product, and (c) Commercialize the Licensed Product, in each case ((a)-(c)), in accordance with the terms set forth in this Agreement. The Parties have agreed to form a joint steering committee to facilitate, communicate and share the progress of the Development, Manufacturing, and Commercialization activities with respect to the Licensed Products under this Agreement. The purpose of this Article 2 (Overview) is to provide a high-level overview of the roles, responsibilities, rights, and obligations of each Party under this Agreement, and therefore, this Article 2 (Overview) is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

ARTICLE 3

LICENSE GRANTS; EXCLUSIVITY; ROFN

3.1 License Grant to EnCarda. Subject to the terms and conditions of this Agreement, Ionis hereby grants to EnCarda:

(a) an exclusive (even as to Ionis), worldwide, royalty bearing, license, with the right to grant sublicenses pursuant to Section 3.2(a) (Sublicensing Rights), under the Ionis Product-Specific Technology, Ionis Core IP, and Ionis’ interest in any Joint Arising IP, in each case to (i) Develop the Licensed Compound and Licensed Products in the Field in the Territory, (ii) Commercialize the Licensed Compound and Licensed Products in the Field in the Territory; and

(b) a non-exclusive, worldwide license, with the right to grant sublicenses pursuant to Section 3.2(a) (Sublicensing Rights), under the Ionis Manufacturing and Analytical Technology to Manufacture the Licensed Compound and Licensed Products in the Field in the Territory.

(c) For clarity, the licenses granted under this Section 3.1 (License Grant to EnCarda) do not include rights to any active ingredient that is not a Licensed Compound.

3.2 Sublicenses.

(a) Sublicensing Rights. Subject to the terms of this Agreement, EnCarda may grant sublicenses of the rights granted under Section 3.1 (License Grant to EnCarda), through multiple tiers, [***], provided that (i) Ionis Core IP and Ionis Product-Specific Technology are sublicensable to [***]; (ii) Ionis Manufacturing and Analytical Technology is sublicensable only to (A) [***], or (B) [***].

(b) Requests to Grant Licenses to CMOs. If EnCarda provides Ionis with a written request that Ionis grant a license under the Ionis Manufacturing and Analytical Technology to a CMO designated by EnCarda that is not a Licensed CMO or Co-Dev Partner, solely for such CMO to manufacture the Licensed Compound or Licensed Products for EnCarda, its Affiliates or Co-Dev Partner in a manufacturing facility owned or operated by such CMO, then Ionis will offer to grant such a license to such CMO [***].

(c) Other Sublicensing Terms. Each sublicense granted under this Section 3.2 (Sublicenses) will be subject to and consistent with the terms of this Agreement. EnCarda will remain responsible for the performance of its Affiliates and Sublicensees hereunder and must not grant any rights that are inconsistent with the rights granted to and obligations of EnCarda hereunder. As soon as reasonably practicable after execution of any sublicense to [***], EnCarda will provide Ionis with a copy of any such executed sublicense agreement, which copy may be redacted as necessary to protect confidential information that is not necessary to confirm compliance with this Agreement. If this Agreement terminates for any reason, the provisions of Section 11.6(b) will govern any sublicense granted by EnCarda under this Section 3.2 (Sublicenses).

3.3 [***]

3.4 Exclusivity.

(a) From the Effective Date until the third anniversary of the Effective Date (the “Exclusivity Period”), except as set forth in this Section 3.4 (Exclusivity), neither Party nor its Affiliates will Develop or Commercialize, or assist (including by grant of right) any Third Party to Develop or Commercialize, any ASO designed to bind to the RNA encoded by AGT (each, a “Competitive Product”). In addition, during the Term, except as set forth in this Section 3.4 (Exclusivity), neither Ionis nor its Affiliates will Develop or Commercialize, or assist (including by grant of right) any Third Party to Develop or Commercialize, ISIS 757456.

(b) In the event of a Change of Control involving a Party (where such Party or its parent Affiliate is the acquired entity), there is any Competitive Product that (i) is owned or controlled by the relevant Third Party acquirer or its Affiliates and (ii) exists prior to the closing of such Change of Control or is subsequently developed by the relevant acquirer or any of its Affiliates existing immediately prior to the effective date of such Change of Control that is not an Affiliate of such Party at such time, and which, if Exploited by such Party, would have been a breach of its exclusivity obligations under Section 3.4(a), then, the obligations in Section 3.4(a) shall not apply to such Competitive Product, provided that (x) the acquired Party and the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control establish and enforce internal processes, policies, procedures and systems to segregate information relating to any such Competitive Product from any Confidential Information related to the Licensed Compounds and Licensed Products under this Agreement, (y) the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control do not use, directly or indirectly, any Licensed IP or Confidential Information of the other Party in the Exploitation of such Competitive Product, and (z) the acquired Party and the acquirer will segregate all activities relating to the Competitive Product from the Exploitation of the Licensed Compound and Licensed Products under this Agreement. For clarity, senior management personnel of the acquired Party or its Affiliates reviewing or overseeing activities under this Agreement and activities for the Competitive Product in the executive capacity shall not be deemed to be a breach of the foregoing obligations solely by virtue of such review or oversight; provided that such senior executives shall not disclose the Licensed IP or Confidential Information of the other Party to personnel performing activities for a Competitive Product.

(c) If a Party or any of its Affiliates through an asset or stock purchase, or any merger or business combination, or other similar transactions (but excluding a Change of Control of such Party), acquires a new Affiliate that is, at the time of closing of such transaction, Exploiting a Competitive Product, which, if Exploited by such Party, would have been a breach of its exclusivity obligations under Section 3.4(a), then, such Party and its acquired Affiliate shall have [***] from the closing date of such transaction to wind down or divest (including exclusively out-license with no further active Exploitation) such Competitive Product, and its acquired Affiliate’s Exploitation of such Competitive Product during such [***] period shall not be deemed a breach of such Party’s exclusivity obligations under Section 3.4(a); provided that, during such [***], (i) such Party and its Affiliates establish and enforce internal processes, policies, procedures and systems to segregate information relating to any such Competitive Product from any Confidential Information related to the Licensed Compounds and Licensed Products under this Agreement, (ii) such Party and its Affiliates do not use, directly or indirectly, any Licensed IP or

Confidential Information of the other Party in the Exploitation of such Competitive Product, and (iii) such Party and its Affiliates will segregate all activities relating to the Competitive Product from the Exploitation of the Licensed Compound and Licensed Products under this Agreement. For clarity, senior management personnel of such Party or its Affiliates reviewing or overseeing activities under this Agreement and activities for the Competitive Product in the executive capacity shall not be deemed to be a breach of the foregoing obligations solely by virtue of such review or oversight; provided that such senior executives shall not disclose the Licensed IP or Confidential Information of the other Party to personnel performing activities for a Competitive Product.

(d) Notwithstanding anything to the contrary in Section 3.4(a), the Parties and their Affiliates may perform the following activities:

(i)	research, drug discovery or other non-clinical Development activities;

(ii)	all activities permitted or contemplated under this Agreement; and

(iii)	with regard to Ionis and its Affiliates, the granting of, or performance of obligations under, Permitted Licenses.

(e) Effect of Exclusivity on Indications. During the Exclusivity Period, Ionis and EnCarda are subject to certain exclusivity covenants under Section 3.4 (Exclusivity); however, the Parties acknowledge and agree that each Party (on its own or with a Third Party or an Affiliate) may pursue products for the same indication as a Licensed Product, so long as such product is not a Competitive Product. After the expiration of the Exclusivity Period, subject to the exclusive license grant in Section 3.1(a), neither Party will be prohibited from pursuing (on its own or with a Third Party or an Affiliate) products for any target or therapeutic area.

3.5 Enabling License. Subject to the terms and conditions of this Agreement (including Ionis’ exclusivity obligations under Section 3.4 (Exclusivity) and without limiting the licenses granted to EnCarda under Section 3.1 (License Grant to EnCarda)), EnCarda hereby grants Ionis a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable (through multiple tiers) license under any EnCarda Arising IP Controlled by EnCarda or its Affiliates that (a) is generally applicable to ASOs (b) if it were Controlled by Ionis, would constitute Ionis Core IP or Ionis Manufacturing and Analytical Technology (but, for clarity, not Ionis Product-Specific Technology), and (c) is necessary or reasonably useful to Exploit products that include an oligonucleotide as an active pharmaceutical ingredient (other than a Licensed Product or a Competitive Product); [***]. For purposes of this Section 3.5 (Enabling License), [***].

3.6 Technology Transfer.

(a) Ionis will transfer to EnCarda, as soon as reasonably practicable, but no later than [***] following the Effective Date, all Know-How within the Licensed IP that (i) Ionis believes, in good faith, is necessary or reasonably useful to Develop and Commercialize the Licensed Compound and Licensed Products, or (ii) is reasonably requested by EnCarda.

(b) For a period of [***] after the Effective Date, Ionis will provide, and will cause any of its Affiliates to provide, at no additional costs to EnCarda, [***] consulting support hours to EnCarda, in furtherance of such transfer and advancement of the Licensed Compounds, [***].

(c) After such [***] period, the Parties will, via the JSC, discuss in a timely manner material updates to the Licensed IP, and each Party shall [***].

3.7 No Implied Licenses. All rights of a Party in and to any intellectual property Controlled by such Party not expressly licensed to the other Party under this Agreement are hereby retained by such Party or its Affiliates. Except as expressly provided in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

3.8 [***]

ARTICLE 4

DEVELOPMENT, REGULATORY AND COMMERCIALIZATION

4.1 General. During the Term, EnCarda shall be solely responsible, and shall have the sole right, [***], to develop and prepare any and all regulatory filings, obtain and maintain Regulatory Approval of, and Commercialize the Licensed Products in the Field in the Territory.

4.2 Diligence. From and after the Effective Date, subject to and in accordance with the terms of this Agreement (but without limiting Section 4.5 (Diligence Milestone)), EnCarda will use Commercially Reasonable Efforts to Develop the Licensed Product in accordance with a written development plan (the “Development Plan”) and Commercialize at least one Licensed Product in the Field in (a) the U.S. and (b) at least [***] other Major Markets.

4.3 Development Plan. The Development Plan will include the Development activities EnCarda or its Affiliates or Sublicensees will undertake to advance the Licensed Product, as well as appropriate Development timelines, and key regulatory interactions and filings. Each Development Plan will also include, where applicable, all investigator-initiated studies, and any other studies to be conducted by a Third Party, of the applicable Licensed Product. Within [***] after the Effective Date, EnCarda will provide a proposed Development Plan to the JSC. The JSC will review, discuss, and determine whether to approve the initial Development Plan and will attach the finalized Development Plan to the meeting minutes of the JSC.

4.4 Updating the Development Plan. EnCarda will update each Development Plan on an Annual basis or earlier if new data or information becomes available that changes the strategy for, or otherwise materially affects, the Development of the Licensed Product. EnCarda will submit such proposed updated plan to the JSC at least [***] prior to the date of the next scheduled meeting of the JSC and will [***] Ionis’ comments. The JSC will review, discuss, and determine whether to approve (subject to Section 5.2 (Decision-Making)) each updated Development Plan and will attach the finalized updated Development Plan to the meeting minutes of the JSC. On a Licensed Product-by-Licensed Product basis, upon [***] in accordance with Section 4.6 (Integrated Product Plans).

4.5 Diligence Milestone. Without limiting Section 4.2 (Diligence), and subject to the provisions of this Section 4.5 (Diligence Milestone), EnCarda will Initiate the first phase 2b Clinical Trial specified in the Development Plan for a Licensed Product by [***] (the “Diligence Milestone”).

(a) Extension of Timeline for Achievement of Diligence Milestones. If Development (including safety) issues or regulatory issues outside EnCarda’s reasonable control arise that make the Diligence Milestone not reasonably possible for EnCarda to achieve, then EnCarda will provide notice to the JSC or Ionis, as appropriate, including a suggested mitigation strategy with new timelines to minimize impact on Development, and the Parties will meet to discuss and agree, in each case, in good faith, on a reasonable extension (but in no event less than the time period affected by such issues) of the deadline to meet such Diligence Milestone.

(b) Failure to Meet Diligence Milestone. A failure by EnCarda to meet the Diligence Milestone will not constitute a material breach of the Agreement for which Ionis may exercise its right to terminate as long as EnCarda is using [***] to conduct the Development, is not otherwise in material breach of the Agreement, and such failure is primarily caused by factors outside EnCarda’s reasonable control. For purposes of the foregoing, “factors outside EnCarda’s reasonable control” include, without limitation, [***]; but do not include the failure by EnCarda to raise funds sufficient for its operations or activities under this Agreement.

4.6 Integrated Product Plans. [***].

4.7 Regulatory Responsibilities. During the Term, and without limiting Section 4.2 (Diligence), except as otherwise stated in this Section 4.7 (Regulatory Responsibilities), EnCarda will have responsibility for and decision-making authority over all regulatory activities and associated costs and expenses for the Licensed Products in the Territory.

(a) Promptly following the Effective Date, Ionis will transfer and assign, or will cause the transfer or assignment, to EnCarda or its designee Ionis’ entire right, title, and interest in and to all Regulatory Materials, and other regulatory documentation in the Territory with respect to all Licensed Compounds and Licensed Products. As between the Parties, but subject to Section 11.7 (Ionis Reversion Right), EnCarda shall own all Regulatory Materials, and other regulatory documentation in the Territory with respect to the Licensed Compound and all Licensed Products.

(b) EnCarda will lead the preparation and submission of all regulatory filings related to the Licensed Compounds and Licensed Products, including all applications for Regulatory Approval. EnCarda will promptly provide Ionis with drafts of material submissions to any Regulatory Authority [***] sufficiently in advance of providing such submission to the applicable Regulatory Authority to enable Ionis to have a meaningful opportunity to review and comment on the contents thereof, and EnCarda will [***] with respect to the contents of all such submissions. EnCarda will provide Ionis with a copy of the final version of such submission prior to submitting it to the applicable Regulatory Authority in the Major Markets. EnCarda will promptly notify Ionis upon receipt of any material documents or communications from any Regulatory Authority [***] related to a Licensed Product and will promptly provide a copy of any such documents to Ionis. EnCarda will own any and all applications for Regulatory Approvals, the Regulatory Approvals, and other regulatory filings related to the Licensed Compounds and Licensed Products, which will be held in the name of EnCarda or its designees.

(c) EnCarda will have the sole right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to Licensed Compounds and Licensed Products in the Territory.

4.8 Investigator’s Brochure. Once prepared, EnCarda will share a copy of the investigator’s brochure with Ionis. Thereafter, EnCarda will provide updated versions of the investigator’s brochure to Ionis Annually and upon any substantive change to the safety or risk of the Licensed Products.

4.9 IND; Global Safety Database. Promptly following the Effective Date, Ionis will transfer the IND for the Licensed Product to EnCarda. Upon transfer of the IND to EnCarda, EnCarda will assume responsibility for the global safety database for the Licensed Product. EnCarda will be solely responsible for reporting to Regulatory Authorities in accordance with Applicable Law for expedited adverse events and for periodic safety reporting relating to the safety of the Licensed Product and will provide copies of such reports to Ionis.

4.10 Pharmacovigilance Agreement. If at any time during the Term, the Parties determine that it is necessary for the Parties to enter into a pharmacovigilance agreement to fulfill their respective local and international regulatory reporting obligations to Regulatory Authorities and other Applicable Law with respect to the collection, review, assessment, tracking, exchange and filing of information related to adverse events associated with the Licensed Product, then the Parties will negotiate in good faith and enter into a pharmacovigilance agreement that is consistent with such reporting obligations (any such agreement, a “Pharmacovigilance Agreement”).

4.11 Ionis Oligonucleotide Safety Database.

(a) Ionis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during preclinical and clinical development (the “Ionis Internal Oligonucleotide Safety Database”). To maximize understanding of the safety profile and pharmacokinetics of Ionis compounds, (a) Ionis will have the right to use any safety-related information provided by EnCarda pursuant to any Pharmacovigilance Agreement or this Section 4.11 (Ionis Oligonucleotide Safety Database), and (b) EnCarda will cooperate with Ionis’ requests in connection with populating the Ionis Internal Oligonucleotide Safety Database; provided that, such safety-related information shall be de-identified by Ionis prior to incorporation into the Ionis Internal Oligonucleotide Safety Database. In addition, with respect to Clinical Trials of the Licensed Product conducted by or on behalf of EnCarda, EnCarda will provide Ionis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Trial reports within [***] following the date such information is filed, as applicable. Furthermore, EnCarda will promptly provide Ionis with supporting data and answer any follow-up questions reasonably requested by Ionis or its Affiliates to the extent such data and answers are reasonably available to EnCarda. All such information disclosed by EnCarda to Ionis will be EnCarda’s Confidential Information; provided, however, that so long as Ionis does not disclose the identity of a Licensed Product or EnCarda’s identity, Ionis may disclose any such EnCarda Confidential Information to (i) Ionis’ other partners if such de-identified information is regarding class generic properties of oligonucleotides, (ii) any Third Party that contributes to the populating of the Ionis Internal Oligonucleotide Safety Database, or (iii) any Regulatory Authority.

(b) Ionis utilizes the information in the Ionis Internal Oligonucleotide Safety Database to conduct analyses to keep Ionis and its partners informed regarding class generic properties of oligonucleotides, including with respect to safety. As such, if and when Ionis identifies safety or other related issues that may be relevant to a Licensed Product (including any potential class-related toxicity), Ionis will promptly inform EnCarda of such issues and, if requested, provide the data supporting Ionis’ conclusions.

(c) During the Term, EnCarda may submit written requests to Ionis for Ionis to have queries run of the Ionis Internal Oligonucleotide Safety Database relevant to the Licensed Product, and Ionis will use [***] to promptly cause such queries to be run and deliver to EnCarda the results of such queries. Any information disclosed between the Parties under this Section 4.11(c) will be treated as Confidential Information of Ionis in accordance with Article 10 (Confidentiality).

4.12 Class Generic Claims. To the extent EnCarda intends to make any claims in a Licensed Product label or regulatory filing that are class generic to ASOs or any of Ionis’ technology incorporated into the Licensed Product, EnCarda will provide such claims and regulatory filings to Ionis sufficiently in advance of such submission so as to enable Ionis to have adequate time to review and comment. EnCarda will incorporate all reasonable proposals and comments made by Ionis.

4.13 Supply of Licensed Compounds and Licensed Products. Upon EnCarda’s request, Ionis will, to the extent reasonably practicable, facilitate introductions between EnCarda and Ionis’ Licensed CMOs, and reasonably cooperate to authorize one or more Licensed CMOs to manufacture the Licensed Product for EnCarda to Exploit in accordance with this Agreement. For [***] following the Effective Date, EnCarda may purchase from Ionis, and Ionis will sell to EnCarda, all GMP-grade Licensed Compounds at a price equal to [***]. Such quantities and costs are set forth on SCHEDULE 4.13. The Parties will, within [***] following the Effective Date, negotiate in good faith and enter into a supply agreement for such supply by Ionis, incorporating the terms set forth on SCHEDULE 4.13 and such other commercially reasonable terms and conditions (the “Supply Agreement”).

4.14 Manufacturing. During the Term, notwithstanding anything to the contrary in Section 4.13 (Supply of Licensed Compounds and Licensed Products), EnCarda will have sole responsibility for and [***] over all manufacturing activities and associated costs and expenses required for the research, Development and Commercialization of the Licensed Compounds and Licensed Products in the Field in the Territory. Following the execution of this Agreement, Ionis will conduct a technology transfer of technology, Controlled by Ionis, pertaining to the Manufacturing of the Licensed Compound and Licensed Product. Upon EnCarda’s request, Ionis will (a) transfer to EnCarda the Manufacturing of the Licensed Compound and Licensed Product and Licensed Know-How with respect thereto to the extent Controlled by Ionis and its Affiliates, and (b) use commercially reasonable efforts to facilitate a technology transfer of Manufacturing of the Licensed Compound and Licensed Product by its Licensed CMOs to EnCarda, its Affiliates, a CMO granted a license in accordance with Section 3.2(b) (Requests to Grant Licenses to CMOs) or a Co-Dev Partner, as applicable. Ionis will have no financial obligation, or requirement to make any payments, relating to a technology transfer requested from or to be conducted by a Licensed CMO.

4.15 Commercialization. During the Term, and subject to Section 4.7 (Regulatory Responsibilities) and Section 4.12 (Class Generic Claims), EnCarda will have sole responsibility for and [***] all Commercialization activities of the Licensed Products in the Field in the Territory, and will be solely responsible for the associated costs and expenses of such Commercialization activities.

ARTICLE 5

GOVERNANCE

5.1 Joint Steering Committee Establishment and Responsibilities.

(a) Establishment. The Parties will establish a joint steering committee (“JSC”) with the powers, roles and responsibilities to oversee the activities under this Agreement through [***]. The JSC will consist of two representatives appointed by Ionis and two representatives appointed by EnCarda. Each JSC member will have experience and expertise appropriate for the activities to be performed in accordance with this Agreement. The JSC will meet at least once each Calendar Quarter (or such other frequency as may be mutually agreed by the Parties) and each Party will be responsible for the costs of its own employees or consultants attending meetings of the JSC or any subcommittee thereof. The JSC may hold meetings in person or by audio or video conference as determined by the JSC.

(b) Co-chairs. Each Party will designate one of its representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of the JSC.

(c) JSC Operating Procedures. The JSC will determine the JSC operating procedures at its first meeting, including the JSC’s policies for replacement of JSC members, policies for participation by additional representatives or consultants invited to attend JSC meetings, and the location of meetings, which will be codified in the written minutes of the first JSC meeting.

(d) Responsibilities of the JSC. Without limiting the foregoing, and subject to Section 5.2 (Decision Making), the JSC will perform the following functions:

(i)

provide a forum for the Parties to discuss and facilitate overall progress of the Parties’ activities under this Agreement, including technology transfer, safety issues, Development, Manufacturing, and Commercialization of the Licensed Products;

(ii)	review, discuss, and determine whether to approve the Development Plan and updates thereto in accordance with Section 4.3 (Development Plan) and Section 4.4 (Updating the Development Plan);

(iii)	review, discuss, and determine whether to approve the Integrated Product Plan and updates thereto in accordance with Section 4.6 (Integrated Product Plans); and

(iv)	such other review and advisory responsibilities as may be assigned by mutual agreement of the Parties pursuant to this Agreement.

5.2 Decision Making. The JSC will make decisions and recommendations by consensus (or by unanimous written consent), with the representatives from each Party having, collectively, one vote on behalf of that Party. At any given meeting, quorum will be reached if a voting representative of each Party is present or participating in such meeting. No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting. The members of the JSC will at all times use good faith efforts to reach consensus on matters properly before the JSC; however, if the JSC is unable to reach consensus with respect to a particular matter within [***] despite such good faith efforts, then the Parties may escalate such issue to the Executives. If the Executives are unable to reach agreement, despite their good faith efforts, within [***] of a matter being referred to them, then [***] will have final decision-making authority for all matters other than [***], and [***] will not have the right to make a final decision with respect to [***] without [***] written consent, not to be unreasonably withheld, conditioned or delayed.

5.3 Dissolution of the JSC. Unless the Parties agree in writing otherwise, the JSC will dissolve upon the [***].

5.4 Alliance Managers. Each Party will appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Alliance Manager will be responsible for supporting the JSC and communication between the Parties after the Effective Date.

ARTICLE 6

FINANCIAL PROVISIONS

6.1 Upfront Fee. In partial consideration of the licenses and rights granted to EnCarda hereunder, EnCarda will pay Ionis an upfront payment of $20,000,000 no later than [***] after the Effective Date (the “Upfront Fee”).

6.2 Development Milestone Payments. In further consideration of the licenses and rights granted to EnCarda hereunder, EnCarda will pay Ionis each of the milestone payments set forth in TABLE 1 below upon the achievement of the corresponding development milestone events listed in TABLE 1 for a Licensed Product.

Table 1
No.	Development Milestone Event	Development Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
	Total:	Thirty-Five Million Dollars ($35,000,000)

Each milestone payment set forth in TABLE 1 above will be paid only once upon the first achievement of the milestone event by a Licensed Product regardless of how many subsequent Licensed Products achieve such milestone event or how many times a Licensed Product achieves such milestone event. For clarity, the maximum aggregate milestone payments payable under TABLE 1 above is Thirty-Five Million Dollars ($35,000,000).

6.3 Sales Milestone Payments. In further consideration of the licenses and rights granted to EnCarda hereunder, if the aggregate Annual worldwide Net Sales of all Licensed Products in a given Calendar Year achieve a sales milestone event set forth in the second column of TABLE 2, EnCarda will pay Ionis the sales milestone payments in the corresponding amount set forth in TABLE 2 below upon the achievement of such sales milestone event.

Table 2
No.	Annual Worldwide Net Sales of All Licensed Products in a Calendar Year	Sales Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
	Total:	Three Hundred Forty Million Dollars ($340,000,000)

Each milestone payment set forth in TABLE 2 above will be paid only once upon the first achievement of the milestone event by the aggregate Annual worldwide Net Sales of all Licensed Products in a Calendar Year, regardless of how many times the Licensed Products subsequently achieve such milestone event. For clarity, the maximum aggregate milestone payments payable under TABLE 2 above if each sales milestone event is achieved is Three Hundred Forty Million Dollars ($340,000,000). If more than one of the milestone events in TABLE 2 is achieved for the first time in a given Calendar Year during the Term, then EnCarda will pay to Ionis a separate milestone payment with respect to each such milestone event.

6.4 Milestone Payment Terms. Each time a milestone event set forth in TABLE 1 in Section 6.2 (Development Milestone Payments) is achieved, EnCarda will send Ionis a written notice thereof within [***] following the date on which such milestone is achieved, and the applicable milestone payment is due within [***] after receipt by EnCarda of an invoice from Ionis for such amount, provided that such invoice may not be provided before such notice. With respect to the achievement of any sales milestone event set forth in TABLE 2 in Section 6.3 (Sales Milestone Payments), EnCarda will notify Ionis thereof concurrently with the provision of the Royalty Report for the relevant Calendar Quarter in which such sales milestone event was achieved, and the applicable milestone payment is due on the date that the applicable Calendar Quarter’s royalty payment is due to Ionis under Section 6.8 (Royalty Reports and Payments).

6.5 Royalty Rates

(a) In further consideration of the licenses and rights granted to EnCarda hereunder, subject to the provisions of this Section 6.5 (Royalty Rates), Section 6.6 (Royalty Reductions), Section 6.7 (Third Party IP Payments), Section 6.8 (Royalty Reports and Payments), Section 6.10 (Other Payment Terms), and Section 6.12 (Audits), EnCarda will pay to Ionis royalties on Annual worldwide Net Sales of Licensed Products sold by EnCarda, its Affiliates or Sublicensees, on a country-by-country and Licensed Product-by-Licensed Product basis, in each case in the amounts as follows in TABLE 3 below.

Table 3
No.	Worldwide Annual Net Sales of such Licensed Product	Royalty Rate
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]

Annual worldwide Net Sales will be calculated by taking the aggregate sum of Net Sales of a Licensed Product for all countries worldwide.

No royalties are due on Net Sales of Licensed Products arising from compassionate use and other similar programs providing for the delivery of a Licensed Product at or below cost. The sales of Licensed Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Royalty Term.

(b) EnCarda’s obligation to pay Ionis the royalties pursuant to Section 6.5(a) above with respect to a Licensed Product will commence on a country-by-country and Licensed Product-by-Licensed Product basis from the date of First Commercial Sale of such Licensed Product in such country until the later of (i) the date of the expiration of the last Valid Claim of any [***] (each such Valid Claim, a “Royalty Claim”), (ii) the date of expiration of any Regulatory Exclusivity in such country with respect to such Licensed Product, and (iii) the [***] of the First Commercial Sale of such Licensed Product in such country (such royalty period, the “Royalty Term”).

6.6 Royalty Reductions.

(a) Subject to Section 6.6(d), if a Licensed Product is sold in a country during the applicable Royalty Term at a time when (i) [***], and (ii) [***], then the royalties due on Net Sales of such Licensed Product in such country under Section 6.5 (Royalty Rates) shall be reduced by [***].

(b) Subject to Section 6.6(d), on a country-by-country and Licensed Product-by-Licensed Product basis, if at any time during the Royalty Term one or more Generic Products are sold in such country and the aggregate Net Sales of such Licensed Product in such country in any Calendar Quarter thereafter are at least [***] lower as compared to the average quarterly Net Sales of such Licensed Product in such country during the last [***] Calendar Quarters immediately preceding the Calendar Quarter in which a Generic Product was first sold in such country, then, the royalties due on Net Sales of such Licensed Product in such country under Section 6.5 (Royalty Rates) shall be reduced by [***].

(c) [***]

(d) In no event will the aggregate royalty reductions under Section 6.6(a), Section 6.6(b), Section 6.7 (Third Party IP Payments) or Section 7.6 (Defense and Settlement of Third Party Claims), alone or together, reduce the royalties payable to Ionis on Net Sales of a Licensed Product in any given Calendar Quarter by more than [***] of the applicable royalties due under Section 6.5 (Royalty Rates), that would otherwise be owed on Net Sales of such Licensed Product in such Calendar Quarter without the reductions under Section 6.6(a), Section 6.6(b), Section 6.7 (Third Party IP Payments), and Section 7.6 (Defense and Settlement of Third Party Claims).

6.7 Third Party IP Payments.

(a) Existing Third Party IP Agreements. Notwithstanding any provision to the contrary in this Agreement, as between the Parties, [***] will be solely responsible for the payment of all license fees, royalties, milestone payments, and other payment obligations, if any, under any Ionis Existing In-License Agreements.

(b) Third Party Product-Specific IP.

(i)

If either Party identifies additional Patent Rights or Know-How owned or controlled by a Third Party that would be considered Ionis Product-Specific Patents or Ionis Product-Specific Know-How if Ionis Controlled such Patent Rights or Know-How, and that such Party believes are necessary or are otherwise used for the Development or Commercialization of a Licensed Product in the Field (such Patent Rights and Know-How, “Third Party Product-Specific IP”), then such Party will promptly provide the other Party with written notice of such Patent Rights or Know-How. EnCarda or any of its Affiliates or Sublicensees will have the first right, but not the obligation, to negotiate with and enter into an agreement with a Third Party to acquire or obtain a license, covenant not to sue or other similar right to such Third Party Product-Specific IP. If EnCarda or any of its Affiliates or Sublicensees enters into such Third Party agreement, then EnCarda will pay the financial obligations due under that agreement that are directly attributable to the Development and Commercialization of a Licensed Product, and, subject to Section 6.6(d) and Section 6.7(d), EnCarda may offset an amount equal to [***] of such payments made to such Third Party against royalty payments due to Ionis under Section 6.5 (Royalty Rates) on the Net Sales of such Licensed Product in a Calendar Quarter.

(ii)

If, however, EnCarda elects not to obtain such a license to such Third Party Product-Specific IP, then EnCarda will so notify Ionis, and Ionis may obtain such a license to such Third Party Product-Specific IP. If Ionis obtains such a license, then, upon EnCarda’s request, it will include such Third Party Product-Specific IP in the license granted to EnCarda under Section 3.1, so long as EnCarda agrees in writing to pay Ionis any and all payment obligations arising under such Third Party agreement with respect to such Third Party Product-Specific IP to the extent any such payment obligations are directly attributable to EnCarda’s, its Affiliates’, or Sublicensee’s Exploitation of Licensed Products, in which case, subject to Section 6.6(d) and Section 6.7(d), EnCarda may offset an amount equal to [***] of such payments made to such Third Party against royalty payments due to Ionis under Section 6.5 (Royalty Rates) on the Net Sales of such Licensed Product in a Calendar Quarter.

(c) Third Party Core IP.

(i)

If either Party identifies additional Patent Rights or Know-How owned or controlled by a Third Party that would be considered Ionis Core Technology Patents, or Ionis Core Technology Know-How if Ionis Controlled such Patent Rights or Know-How, and that such Party believes are necessary or reasonably useful for the Development or Commercialization of a Licensed Product in the Field (such Patent Rights and Know-How, “Third Party Core IP”), then such Party will promptly provide the other Party with written notice of such Patent Rights or Know-How. Ionis will have the first right, but not the obligation, to negotiate with and enter into an agreement with a Third Party to acquire or obtain a license, covenant not to sue, or other similar right to such Third Party Core IP. If Ionis enters into such agreement, then Ionis will include such Third Party Core IP in the license granted to EnCarda under Section 3.1 (License Grant to EnCarda), and any financial obligations under such Third Party agreement will be paid [***].

(ii)

If, however, Ionis elects not to obtain such a license to such Third Party Core IP, then Ionis will so notify EnCarda, and EnCarda may obtain a license to such Third Party Core IP. EnCarda will pay the financial obligations due under that agreement that are [***], and, subject to Section 6.6(d) and Section 6.7(d), EnCarda may offset an amount equal to [***] of such payments made to such Third Party against any [***].

(d) [***].

6.8 Royalty Reports and Payments. Beginning with the Calendar Quarter in which the First Commercial Sale for a Licensed Product is made and for each Calendar Quarter thereafter during the Royalty Term, EnCarda will provide Ionis with both a preliminary non-binding royalty report within [***], and a binding royalty report within [***], of the end of each Calendar Quarter, summarizing Net Sales in USD and local currency for Licensed Products during the relevant Calendar Quarter and the calculation of royalties and sales milestones (if applicable) due thereon, including country and units (each, a “Royalty Report”). If no royalties are due in respect of a given Calendar Quarter, EnCarda will nevertheless submit a Royalty Report to Ionis so indicating together with an explanation as to why no such royalties are payable. After its receipt of such Royalty Report, Ionis will submit an invoice to EnCarda for the corresponding payment(s). EnCarda will pay to Ionis such amount within [***] after receipt by EnCarda of such invoice. For the avoidance of doubt, Royalty Reports are each Party’s Confidential Information subject to the terms and conditions of this Agreement.

6.9 Change of Control Payment. If, during the Term and prior to [***], EnCarda undergoes a Change of Control and is acquired by a Major Pharmaceutical Company, then Ionis shall be entitled to a one-time payment based on the Acquisition Price, as set forth in TABLE 4 below (the “Change of Control Payment”):

Table 4
Acquisition Price	Payment to Ionis
[***]	[***]
[***]	[***]
[***]	[***]

The Change of Control Payment is interest bearing from the Effective Date of this Agreement until the date of payment of such Change of Control Payment to Ionis, accruing at a rate of [***], compounded annually. At Ionis’ reasonable request, EnCarda will promptly provide to Ionis relevant supportive documents necessary for the determination of the Acquisition Price, which may include, but are not limited to, [***]. For clarity, the payment under this Section 6.9 (Change of Control Payment) is only due once upon the first time EnCarda undergoes a Change of Control and is acquired by a Major Pharmaceutical Company. If EnCarda or its successor subsequently undergoes a Change of Control or any other corporate transactions (including any Change of Control by a Third Party that is not a Major Pharmaceutical Company), no such payment is or shall be due to Ionis.

6.10 Other Payment Terms. All payments under this Agreement will be (a) paid in full in Dollars, regardless of the country(ies) in which sales are made, (b) made by wire transfer of immediately available funds to an account designated by Ionis in writing, and (c) irrevocable, nonrefundable, and, except as set forth in Section 6.12(d), non-creditable. Any sales incurred in a currency other than Dollars shall be converted to the Dollar equivalent using EnCarda’s, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards for the conversion of foreign currency sales into Dollars. In addition, an invoice will be deemed duly delivered by a Party to the other Party under this Agreement when delivered electronically to such other Party. Any payments hereunder not made on or before the due date will be charged with a late payment interest until the date of payment is made at the per annum rate of the then-current prime rate as reported in The Wall Street Journal plus [***], or the maximum rate allowable by Applicable Law, whichever is lower.

6.11 Records Retention. Commencing with the First Commercial Sale of a Licensed Product, EnCarda will keep, and will require its Affiliates and Sublicensees to keep (all in accordance with GAAP or IFRS, consistently applied), complete and accurate records pertaining to Net Sales of the Licensed Product and any other payment due pursuant to this Article 6 (Financial Provisions) for a period of [***] after the year in which such Net Sales were made and in sufficient detail to permit Ionis to confirm the accuracy of the Net Sales paid by EnCarda hereunder.

6.12 Audits.

(a) During the Term and for a period of [***] thereafter, [***] and upon written notice to EnCarda, EnCarda will permit an independent accounting firm of internationally recognized standing (the “Auditor”) appointed by Ionis and reasonably acceptable to EnCarda, at reasonable times and upon reasonable notice, but in no case more than [***], to examine such records as may be necessary for the sole purpose of verifying the accrual of any milestone payments, the calculation and reporting of Net Sales, and the correctness of any milestone or royalty payment made under this Agreement. The Auditor shall only be entitled to audit EnCarda’s records from the [***] prior to the Calendar Year in which the audit request is made. Notwithstanding the foregoing, Ionis may conduct for cause audits, [***].

(b) As a condition to and prior to examining any of EnCarda’s records, such Auditor will sign a nondisclosure agreement reasonably acceptable to EnCarda in form and substance. Any and all of EnCarda’s records examined by such independent certified public accountant will be deemed EnCarda’s Confidential Information. EnCarda and its Affiliates shall make their records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Ionis.

(c) Upon completion of the audit, the Auditor will provide both EnCarda and Ionis with a written audit report disclosing whether the milestone or royalty payments made by EnCarda are correct (“Audit Report”). The Auditor shall have the right to disclose to Ionis only its conclusions regarding any payments owed under this Agreement and all information received and all information learned in the course of any audit or inspection will be deemed EnCarda’s Confidential Information. Before it is considered final, EnCarda shall have the right to dispute the Auditor’s conclusions following receipt of such Audit Report. EnCarda will provide Ionis and the Auditor with a statement that sets forth the reasoning of the dispute and any supporting documentation.

(d) If, as a result of any inspection of EnCarda’s books and records, it is finally determined that EnCarda’s payments under this Agreement were less than the milestone or royalty amount which should have been paid, then EnCarda will pay Ionis the difference between the full amount owed and the amount already paid, plus interest, within [***] of receiving the final Audit Report, with interest calculated in accordance with Section 6.10 (Other Payment Terms). If, as a result, of such an inspection it is determined that EnCarda has overpaid Ionis, then Ionis will [***]. [***] will bear the cost of such audit, except that if EnCarda is found to have underpaid Ionis by more than [***] of the amount that should have been paid for the audited period, EnCarda will reimburse Ionis for the cost charged by the Auditor for the audit.

6.13 Taxes.

(a) Any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”). Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT tax is chargeable. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement.

(b) To the extent a Party is required by Applicable Law to deduct or withhold taxes on any payment to the other Party, the paying Party shall notify the other Party of such deduction or withholding, pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other Party a copy of a tax certificate or other evidence of such deduction or withholding sufficient to enable the other Party to claim such payment of taxes or for a refund claim, as applicable, provided that, if, as a result of a Withholding Action by a Party (including any assignee or successor), withholding is required by Applicable Law and the amount of such withholding exceeds the amount of withholding that would have been required if such Party had not committed the Withholding Action, then such Party shall pay an additional amount to the other Party such that, after withholding from the payment contemplated by this Agreement and such additional amount, the other Party receives the same amount as it would have received from such Party absent such Withholding Action by such Party. For the avoidance of doubt, if as a result of a Withholding Action by a Party (including any assignee or successor) the amount of withholding under Applicable Law of the applicable jurisdiction exceeds the amount of such withholding that would have been required in the absence of such Withholding Action by such Party, the other Party shall be required to pay an additional amount only to the extent that the other Party would be required to pay any additional amount to such Party pursuant to the preceding sentence if such Party had not committed such Withholding Action. Notwithstanding the above, a Party shall only pay an additional amount to the extent the other Party did not receive a tax credit or refund for the taxes withheld on any payments made by such Party as a consequence of such Withholding Action by such Party.

(c) To the extent that the paying Party is required to deduct and withhold taxes on any payments under this Agreement, the paying Party will pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the non-paying Party an official tax certificate or other evidence of such withholding sufficient to enable the non-paying Party to claim such payments of taxes. The paying Party will request from the non-paying Party any tax forms that may be reasonably necessary in order for the paying Party not to withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the Applicable Law. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Agreement.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property.

(a) Licensed IP and EnCarda IP. As between the Parties, Ionis will own and retain all of its rights, title and interests in and to the Licensed IP and EnCarda will retain all rights, title and interests in and to any EnCarda IP, subject to any rights, or licenses expressly granted by one Party to the other Party under this agreement.

(b) Arising IP. With respect to (i) any and all Know-How developed, created, conceived or reduced to practice during the Term by or on behalf of a Party or any of its Affiliates in connection with such Party’s activities under this Agreement (collectively, “Arising Know-How”) and (ii) any Patent Rights claiming any such Know-How described in clause (i) (“Arising Patents”, together with the Arising Know-How, “Arising IP”), ownership will follow inventorship, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Arising IP invented solely by or on behalf of Ionis or any of its Affiliates will be solely owned by Ionis or any of its Affiliates (“Ionis Arising IP”), which shall be included in the Licensed IP under the license and rights granted to EnCarda herein. Arising IP invented solely by or on behalf of EnCarda or any of its Affiliates will be solely owned by EnCarda or any of its Affiliates (“EnCarda Arising IP”). Arising IP invented jointly by Ionis or any of its Affiliates and EnCarda or any of its Affiliates will be jointly owned by both Parties (“Joint Arising IP”). Each Party will have an undivided one-half interest in and to the Joint Arising IP. Each Party will exercise its ownership rights in and to such Joint Arising IP, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to the licenses hereunder and the other terms and conditions of this Agreement. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such consent or accounting is required to effectuate the foregoing regarding Joint Arising IP.

7.2 Filing, Prosecution and Maintenance of Patents.

(a) [***] will, [***], control and be responsible for Prosecuting and Maintaining (i) the Ionis Core Technology Patents, and (ii) the Ionis Manufacturing and Analytical Patents.

(b) [***] will, [***], control and be responsible for Prosecuting and Maintaining all (i) Ionis Product-Specific Patents, (ii) Joint Arising Patents, and (iii) EnCarda Arising Patents, that, with respect to (i) and (ii) specifically claim the composition of matter of a Licensed Compound or Licensed Product, or methods of using a Licensed Compound or a Licensed Product. In the case of Ionis Product-Specific Patents and Joint Arising Patents, if [***] elects to cease or abandon the Prosecuting and Maintaining with respect thereto, it shall promptly notify [***] in writing and [***] shall have the right (but not the obligation) to assume Prosecuting and Maintaining such Ionis Product-Specific Patents or Joint Arising Patents [***].

(c) The Parties will decide through the good faith discussion the appropriate Party to control and be responsible for Prosecuting and Maintaining all other Joint Arising Patents not provided for in Section 7.2(b) and unless otherwise agreed by the Parties, will share the costs for such Prosecution and Maintenance.

(d) Each Party will keep the other Party informed as to material developments with respect to the Prosecution and Maintenance of the Licensed Patents and the Arising Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to this Section 7.2 (Filing, Prosecution and Maintenance of Patents), including by providing copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, inter partes reviews, post-grant reviews, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance. Each Party will fully cooperate with the other in connection, as necessary, in Prosecuting and Maintaining the Licensed Patents or Joint Arising Patents for which such Party has responsibility pursuant to this Section 7.2 (Filing, Prosecution and Maintenance of Patents), in relation to the Unified Patent Court and Unitary Patent in Europe, including by providing access to relevant persons and executing all documentation reasonably requested by a Party within the timeframe reasonably requested by the Party.

7.3 Patent Extensions and Orange Book Listings. If elections with respect to obtaining patent term extensions (including any available pediatric extensions) or supplemental protection certificates or their equivalents in any country with respect to the Ionis Product-Specific Patents and Joint Arising Patents are available, [***] shall have the sole and exclusive right to make any such elections based on the Licensed Compound and Licensed Products. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or orphan exclusivity periods, and all equivalents in any country), [***] shall have the sole and exclusive right to seek and maintain all such data exclusivity periods available for the Licensed Products. With respect to all of the rights and activities identified in this Section 7.3 (Patent Extensions and Orange Book Listings), [***] hereby appoints [***] as its agent for such purposes with the authority to act on [***]’s behalf with respect to such Ionis Product-Specific Patents and Joint Arising Patents in a manner consistent with this Agreement.

7.4 Enforcement

(a) In the event that (i) Ionis or EnCarda becomes aware of any actual or suspected infringement of any Licensed Patent or Joint Arising Patent by the unauthorized making, using, selling or importing of the Licensed Compound or Licensed Product, or (ii) Ionis or EnCarda receives a notice of Paragraph IV Patent certification with respect to any Licensed Compound or Licensed Product (each actions described in clauses (i) and (ii), a “Generic Infringement”), or (iii) Ionis or EnCarda becomes aware of any actual or suspected infringement of any Licensed Patent or Joint Arising Patent by the unauthorized making, using, selling, or importing of a Competitive Product (a “Competitive Infringement”), then in each case ((i), (ii) and (iii)) such Party will notify the other Party promptly (an “Infringement Notice”), and following such notification, the Parties will confer. In addition, Ionis and EnCarda will each notify and provide the other Party with copies of any notice of a Paragraph IV Patent certification (including any associated documents) by a Third Party filing an ANDA, an application under §505(b)(2) of the FD&C Act (as amended or any replacement thereof), or any other similar patent certification by a Third Party, and any foreign equivalent thereof in the Territory.

(b) [***] will have the first right, but not the obligation, to institute, prosecute, and control a proceeding to enforce any Licensed Patent, or Joint Arising Patent against a Generic Infringement by counsel of its own choice at its own expense, and [***] will have the right, at its own expense, to be represented in that action by counsel of its own choice (but, for clarity, [***] will have the right to control such litigation), including deciding on any litigation strategy and selecting the Licensed Patent and Joint

Arising Patent(s) and jurisdictions for enforcement of such Licensed Patent and Joint Arising Patent(s), provided, however, that, in the case of a Generic Infringement of Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents, [***] shall only have such first right to institute, prosecute, and control a proceeding to enforce such Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents so long as [***] also enforces Patent Rights Controlled by [***] that Cover the relevant Licensed Product, if any. Such right shall include the right to settle with a Third Party against a Generic Infringement, provided that [***] may not enter a settlement, consent judgment or other voluntary final disposition of a suit under which it disclaims, limits the scope of, admits the invalidity or unenforceability of, a Licensed Patent, or that imposes any obligation on [***], without first obtaining the written consent of [***], not to be unreasonably withheld, conditioned or delayed.

(c) If [***] fails to initiate an enforcement proceeding against a Generic Infringement (i) within a period of [***] after receipt of an Infringement Notice (subject to a reasonable period of extension to conclude negotiations if [***] has commenced good faith negotiations with an alleged infringer for elimination of such Infringement within such [***] period), or (ii) prior to [***] before the time limit, if any, set forth in Applicable Law for the filing of such actions, whichever comes first, then, in each case ((i) and (ii)), [***] will have the right to initiate and control a proceeding with respect to such Infringement by counsel of its own choice, and [***] will have the right to be represented in any such action by counsel of its own choice at its own expense.

(d) Except as otherwise set forth in Section 7.4(b) and Section 7.4(c), [***] will have the sole right, but not the obligation, to institute, prosecute, and control a proceeding to enforce against other infringement of any Licensed Patents, including Competitive Infringement of Ionis Product-Specific Patents.

(e) If a Party initiates an action against an Infringement in accordance with this Section 7.4 (Enforcement), the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the proceeding. Subject to Section 7.5 (Recovery), each Party will bear the costs and expenses it incurred pursuant to this Section 7.4 (Enforcement); provided that [***] will only be requested to join such a proceeding if such proceeding relates to a Patent Right or Licensed Product licensed to [***] under this Agreement.

7.5 Recovery. In the event that a Party exercises the rights conferred in Section 7.4 (Enforcement) and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including attorney’s fees). If such recovery is insufficient to cover all such costs and expenses of both Parties, the payments will be made to the Parties proportional to their respective out-of-pocket costs reasonably incurred in such proceedings. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by the Party that controlled the action or proceeding under Section 7.4 (Enforcement); provided, however, that (i) if [***] is the Party that controlled such action or proceeding, [***] shall receive out of any such remaining recovery received by [***] an amount equal to [***], subject to the terms and conditions under Article 6 (Financial Provisions), and (ii) if [***] is the Party that controlled such action or proceeding, the remaining recovery received by [***] shall be shared [***] by [***] and [***], respectively.

7.6 Defense and Settlement of Third-Party Claims. From and after the Effective Date, if a Third Party asserts that a Patent Right or other right owned by the Third Party is infringed by the Exploitation of any Licensed Compound or Licensed Product in the Field, [***] will have the first right to defend against any such assertions [***]. [***] will have the first right to control the defense of any such Third Party claims [***] and to elect to settle such claims (except as set forth below). [***] or any of its Affiliates will assist [***] and cooperate in any such litigation at [***]’s request, and [***] will reimburse [***] for any reasonable, documented out of pocket costs incurred in connection therewith. [***] may join any defense pursuant to this Section 7.6 (Defense and Settlement of Third-Party Claims), with its own counsel, [***]. [***] or any of its Affiliates may settle or consent to the entry of any judgment in any enforcement action hereunder without [***]’s prior consent; provided, however, that any such settlement or consent judgment shall not, without the prior written consent of [***] (such consent not to be unreasonably withheld, conditioned or delayed), (i) impose any liability or obligation on [***] or any of its Affiliates or (ii) conflict with or reduce the scope of the subject matter claimed in any Licensed Patents. Should [***] fail to defend against any such assertion, [***] will have the right to do so, [***]. [***] will assist [***] and reasonably cooperate in any such litigation at [***]’s request, and [***] will reimburse [***] for any reasonable, documented out of pocket costs incurred in connection therewith. [***] may join any such defense brought by [***] pursuant to this Section 7.6 (Defense and Settlement of Third-Party Claims), with its own counsel, [***]. [***] or any of its Affiliates may settle or consent to the entry of any judgment in any enforcement action hereunder without [***]’s prior consent; provided, however, that any such settlement or consent judgment shall not, without the prior written consent of [***] (such consent not to be unreasonably withheld, conditioned or delayed), (a) impose any liability or obligation on [***] or any of its Affiliates or (b) conflict with or reduce the scope of the subject matter claimed in any Licensed Patents in any way that impedes [***]’s ability to Exploit the Licensed Compound or Licensed Product. Each Party will give the other Party prompt written notice of any allegation by any Third Party that a Patent or other right owned by it is infringed by the Exploitation of any Licensed Compound or Licensed Product in the Territory. Subject to Section 6.6(d), [***] will be entitled to set off [***] of any amounts due to [***] under this Section 7.6 (Defense and Settlement of Third Party Claims) against payments owing by [***] to [***] under this Agreement.

7.7 Trademarks. EnCarda will solely own all right, title and interest in and to any trademarks adopted for use with the Licensed Products in the Field in the Territory, and will be responsible for the registration, filing, maintenance and enforcement thereof. Neither Ionis nor any of its Affiliates will at any time do or authorize to be done any act or thing which is likely to materially impair the rights of EnCarda therein, and will not at any time claim any right of interest in or to such marks or the registrations or applications therefor. Neither Party nor any of its Affiliates will use the other Party’s or any of its Affiliates’ trademarks or any confusingly similar trademarks in a manner that might amount to infringement, dilution, unfair competition or passing off of any of the other Party’s or any of its Affiliates’ trademarks without the other Party’s prior written consent.

ARTICLE 8

INDEMNIFICATION AND INSURANCE

8.1 Indemnification By EnCarda. EnCarda agrees to defend Ionis, its Affiliates and their respective directors, officers, employees and their respective successors, heirs and assigns (collectively, the “Ionis Indemnitees”), and will indemnify and hold harmless the Ionis Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, including reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Ionis Indemnitee and resulting from or occurring as a result of: (a) [***] (b) [***] or (c) [***]; except in each case ((a), (b) and (c)) to the extent that such Losses result from a Third Party Claim for which Ionis has an indemnification obligation under Section 8.2 (Indemnification by Ionis).

8.2 Indemnification by Ionis. Ionis agrees to defend EnCarda, its Affiliates and their respective directors, officers, employees and their respective successors, heirs and assigns (collectively, the “EnCarda Indemnitees”), and will indemnify and hold harmless the EnCarda Indemnitees, from and against any Losses arising out of Third Party Claims brought against any EnCarda Indemnitee and resulting from or occurring as a result of: (a) [***], (b) [***], (c) [***], or (d) [***]; except in each case ((a), (b), (c) and (d)) to the extent that such Losses result from a Third Party Claim for which EnCarda has an indemnification obligation under Section 8.1 (Indemnification by EnCarda).

8.3 Indemnification Procedure. If an Ionis Indemnitee or EnCarda Indemnitee seeks indemnification (as applicable) (such Party, the “Indemnified Party”), then the Indemnified Party will give the indemnifying Party written notice as soon as reasonably practicable (an “Indemnification Claim Notice”) containing a description of the claim and the nature and amount of any Losses, or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 8.1 (Indemnification by EnCarda) or Section 8.2 (Indemnification by Ionis). If an Indemnified Party fails to timely notify the indemnifying Party, the indemnifying Party will not be relieved of any obligation or liability to the Indemnified Party, except to the extent that the indemnifying Party can demonstrate that its ability to defend or resolve such claim is adversely affected as a result of such failure or delay. The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received or sent in respect of any Losses and Third Party Claims. Following the receipt of the Indemnification Claim Notice, the indemnifying Party will be permitted to assume direction and control of the defense of the Third Party Claim, including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement or compromise does not admit any fault or negligence on the part of the Ionis Indemnitee or EnCarda Indemnitee, as applicable, or impose any obligation on, or otherwise materially adversely affect, the Ionis Indemnitee or EnCarda Indemnitee. Notwithstanding the forgoing, the Ionis Indemnitee or EnCarda Indemnitee, as applicable, will have the right to participate in such action or proceeding and to retain its own counsel but the indemnifying Party will not be liable for any legal expenses of other counsel subsequently incurred by such Ionis Indemnitee or EnCarda Indemnitee in connection with the defense thereof.

8.4 Insurance. Each Party shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto. Notwithstanding the foregoing, before commencing its first Clinical Trial of any Licensed Product, EnCarda will procure and maintain [***], a liability insurance program (including clinical trials and product liability insurance) providing coverage of at least [***] per occurrence and [***] in the aggregate, to protect against potential liabilities and risks arising out of activities to be performed under this Agreement.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Representations and Warranties of the Parties. Each of EnCarda and Ionis hereby represents and warrants as of the Effective Date (and covenants as applicable) to the other Party that:

(a) Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated by this Agreement, including the right to grant the rights granted hereunder.

(b) Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) No Debarment. Such Party is not debarred, has not been convicted, and is not subject to debarment or conviction pursuant to Section 306 of the FD&C Act. In the course of the research or development of Licensed Compounds or Licensed Products, such Party has not, to its knowledge, used prior to the Effective Date, and will not use, during the Term, any employee, consultant, agent or independent contractor who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority or has been convicted pursuant to Section 306 of the FD&C Act.

(d) No Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound.

(e) No Claims. There are no claims pending or, to each Party’s knowledge, threatened against such Party or any of its Affiliates, nor is such Party or any of its Affiliates a party to any judgment or settlement, that would be reasonably expected to adversely affect or restrict the ability of such Party to consummate any of the transactions contemplated under this Agreement or to perform any of its obligations under this Agreement, or which would affect any of the Licensed IP, including the Licensed Patents, or Ionis’s Control thereof, or any Licensed Product.

(f) Compliance with Law. All nonclinical and Clinical Trials conducted by a Party for a Licensed Product has been and will be conducted in accordance with Applicable Law (including, as applicable, GLP and GCP) in all material respects.

(g) Anti-Corruption. Each Party and its Affiliates have conducted and will conduct their business in compliance with the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other applicable anti-corruption laws.

9.2 Further Representations by Ionis. Ionis hereby represents, warrants and covenants (as applicable) as follows:

(a) Existing Patents. SCHEDULE 1.70, SCHEDULE 1.75, and SCHEDULE 1.78 accurately identify all patents and patent applications owned or controlled by Ionis as of the Effective Date that are necessary or useful to Exploit the Licensed Compound.

(b) Licensed IP. As of the Effective Date, Ionis is the sole and exclusive owner of the entire rights, title and interest in and to, or otherwise Controls, all patents and other intellectual property rights within the Licensed IP. Ionis represents that it has the full and legal rights and authority to license the Licensed IP to EnCarda, free and clear of all liens, claims, security interests or other encumbrances of any kind (including prior license grants other than under the Ionis In-License Agreements) that would interfere, or the exercise of which would interfere, with EnCarda’s exercise of any license or right granted, or that may be granted, hereunder.

(c) Licensed Patents. Except as otherwise expressly provided in this Agreement, Ionis or its Affiliate shall be and remain solely responsible for fulfilling and performing at its cost and expense, any and all obligations under each Ionis In-License Agreement, including timely, complete payment of any and all amounts due thereunder or in connection therewith to the other parties thereto. [***], in respect of the pending United States patent applications included in the Licensed Patents, Ionis or its Affiliates have submitted all material prior art of which it or they are aware in accordance with the requirements of the United States Patent and Trademark Office.

(d) No Government Funding. As of the Effective Date, the Licensed IP owned by Ionis and, [***], the Licensed IP licensed by Ionis was not funded by the U.S. federal government or otherwise subject to any rights of the U.S. federal government under the Bayh-Dole Act.

(e) No Conflict. Neither Ionis nor any of its Affiliates has previously entered, or during the term of this Agreement will enter, into any agreement with any Third Party that is in conflict with or otherwise encumber the rights granted to EnCarda under this Agreement (including by granting any covenant not to sue with respect thereto or any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other obligation), and has not taken and shall not take any action that would in any way prevent it from granting the rights granted to EnCarda under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to EnCarda under this Agreement. Its performance and execution of this Agreement does not and shall not result in a breach of any other contract to which it is a party. It is aware of no action, suit, inquiry or investigation instituted by any Third Party that threatens the validity of this Agreement.

(f) No Claims. Ionis has not received, nor is aware, of any claims or allegations (including threatened interference actions or oppositions) that a Third Party has any right or interest in or to the Licensed IP or that any of the Licensed Patents are invalid or unenforceable.

(g) Validity and Enforceability. Each Ionis Product-Specific Patent and, [***], each of the other Licensed Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Applicable Law of the jurisdiction in which such Patent Right is issued, or such application is pending. [***] the issued patents in the Licensed Patents are valid and enforceable without any claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, inter-partes reviews, post-grant reviews, derivation proceedings or other proceedings pending or threatened. All Licensed Patents have been filed, prosecuted and maintained properly and correctly in all material respects. [***] neither Ionis nor any of its Affiliates has committed any act, or omitted to commit any act, that may cause the Licensed Patents to expire prematurely or be declared invalid or unenforceable. All application, registration, maintenance and renewal fees in respect of the Licensed Patents existing as of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Licensed Patents. Neither Ionis nor any of its Affiliates has received any written claim alleging that any of the Licensed IP is invalid or unenforceable.

(h) Chain of Title. Where Ionis’ or its Affiliates’ ownership of any of the Licensed IP is based upon or depends on a sequence of historical transfers of title to any of the Licensed IP (i.e., chain of title to the applicable Licensed IP) being valid, effective and free from defects and other problems, if at any time there is a potential defect with the validity or effectiveness in such transfers or other problems in such chain of title, then Ionis and its Affiliates shall, at their expense, with urgency and diligence, use reasonable efforts to make any and all corrections and clarifications, including preparing any documents and obtaining any necessary Third Party signatures and consents, as may be necessary, including filing such documents in any patent office as appropriate, to remedy any such problems and to restore such chain of title.

(i) Third-Party Activities. As of the Effective Date and [***], there are no activities by Third Parties that constitute infringement or misappropriation of the Ionis Product-Specific Patent (in the case of pending claims, evaluating them as if issued). As of the Effective Date, neither Ionis nor any of its Affiliates has initiated or been involved in any claim in which it has alleged that any Third Party is or was infringing or misappropriating any Licensed IP, nor has any such claim been threatened by Ionis or any of its Affiliates, nor do Ionis or any of its Affiliates know of any valid basis for any such claim.

(j) Third-Party Intellectual Property. [***] as of the Effective Date, no intellectual property rights of any Third Party were infringed or misappropriated during the creation of the Licensed Compound; and [***], Exploitation of the Licensed Compound as contemplated under this Agreement does not infringe any Third Party Patent Rights issued or granted as of the Effective Date.

(k) Ionis In-License Agreements. The licenses granted to Ionis under the Ionis Existing In-License Agreements are in full force and effect. As of the Effective Date, Ionis has not received any written notice, and is not aware, of any breach by any party to the Ionis Existing In-License Agreements. Except for the Ionis In-License Agreements, there are no agreements between Ionis or any of its Affiliates and any Third Party pursuant to which Ionis or its Affiliate has in-licensed or otherwise acquired Control of any of the Licensed IP. [***]. Ionis will promptly furnish EnCarda with true and complete copies of all amendments to the Ionis In-License Agreements arising after the Effective Date to the extent such amendments affect EnCarda’s rights under this Agreement. [***]. Ionis will as reasonably practicable (but in any case within [***]) notify EnCarda of all notices received by it or any of its Affiliates relating to any alleged material breach or default by Ionis or any of its Affiliates under any Ionis In-License Agreement after receipt thereof and as reasonably practicable thereafter will keep EnCarda informed of material discussions between the applicable parties to the Ionis In-License Agreement relating to the alleged material breach. Without limiting the foregoing, [***]. If [***]; provided, however, that [***].

(l) Assignment. All employees and contractors of Ionis performing Development activities hereunder on behalf of Ionis will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Ionis, as the sole owner thereof.

(m) Records and Information Disclosure. As of the Effective Date, Ionis has provided to EnCarda, in electronic format, all results, records and information relating to the Development activities performed by or on behalf of Ionis relating to the Licensed Compound and Licensed Product and Ionis believes, acting reasonably and in good faith, that the results, records and information are complete, up-to-date and accurate in all material respects. Without limiting the foregoing, neither Ionis nor its Affiliate, have received any written notice or other correspondence from the FDA, EMA or any other Regulatory Authority or institutional review board or ethics committee with respect to the Development of the Licensed Compound and Licensed Products: (i) threatening the initiation of any action to place a clinical hold order on any such studies or tests; or (ii) otherwise requiring the termination, suspension or material modification of any such studies or tests.

9.3 Covenants of EnCarda.

(a) During the Term, EnCarda shall not, nor allow any Affiliate to, directly or indirectly, (i) grant any sublicenses hereunder inconsistent with Section 3.1 (License Grant to EnCarda) or (ii) practice the Licensed IP other than as expressly licensed to EnCarda and permitted hereunder.

9.4 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 9 (REPRESENTATIONS, WARRANTIES AND COVENANTS), NEITHER PARTY MAKES ANY OTHER WARRANTIES CONCERNING LICENSED IP OR ANY OTHER MATTER WHATSOEVER, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. ENCARDA AND IONIS UNDERSTAND THAT THE LICENSED COMPOUND IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF THE LICENSED COMPOUND OR ANY LICENSED PRODUCT. EACH PARTY DISCLAIMS ALL SUCH EXPRESS OR IMPLIED WARRANTIES.

9.5 LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (A) THIRD PARTY CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER Article 8 (INDEMNIFICATION AND INSURANCE), (B) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OR FRAUD UNDER THIS AGREEMENT, (C) A PARTY’S BREACH OF SECTION 3.4 (EXCLUSIVITY), OR (D) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information disclosed by the other Party or its Affiliates (the “Disclosing Party”). Subject to the other provisions of this Article 10 (Confidentiality), each Party shall hold as confidential such Confidential Information of the other Party and its Affiliates in the same manner and with the same protection as such Receiving Party maintains its own Confidential Information.

10.2 Exclusions. Notwithstanding the foregoing, information of a Disclosing Party shall not be deemed Confidential Information with respect to a Receiving Party for purposes of this Agreement if such information:

(a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure by the Disclosing Party;

(b) was generally available to the public, or was otherwise part of the public domain, at the time of its disclosure to the Receiving Party;

(c) became generally available to the public, or otherwise became part of the public domain, after its disclosure to the Receiving Party through no fault of or breach of its obligations under this Article 10 (Confidentiality) by the Receiving Party;

(d) was disclosed to the Receiving Party other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e) was independently discovered or developed by the Receiving Party or any of its Affiliates, as evidenced by their contemporaneous written records, without the use of, and by personnel who had no access to, Confidential Information of the Disclosing Party.

10.3 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose Confidential Information of the Disclosing Party to (a) employees, agents, contractors, consultants and advisors of the Receiving Party and its Affiliates, and sublicensees and to (b) Third Parties to the extent reasonably necessary for the performance of its obligations or exercise of rights granted or reserved in this Agreement, in each case under confidentiality provisions no less restrictive than those in this Agreement. In addition, a Receiving Party or its Affiliates may disclose Confidential Information of the Disclosing Party (i) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 10.5 (Press Release; Publications; Disclosure of Agreement) below), complying with applicable governmental regulations, obtaining Regulatory Approvals, conducting non-Clinical Trials or Clinical Trials, marketing a Licensed Product, or as otherwise required by Applicable Law (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by Applicable Law to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (ii) on a need-to-know basis, in communication with actual or potential lenders, potential acquirers, investors, merger partners, consultants, or professional advisors, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iii) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed by such Party or its Affiliate; or (iv) as mutually agreed to in writing by the Parties.

10.4 Terms of Agreement; SEC Filings. The Parties agree that the terms of this Agreement are the Confidential Information of each Party, subject to the special authorized disclosure provisions set forth in Section 10.3 (Authorized Disclosure) and this Section 10.4 (Terms of Agreement; SEC Filings). Notwithstanding the foregoing, a Party may make any filings of this Agreement required by Applicable Law or regulation in any country so long as it uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment. Without limiting the foregoing, each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

10.5 Press Release; Publications; Use of Names.

(a) Press Releases. On or after the Effective Date, EnCarda may issue a public announcement of the execution of this Agreement in form and substance mutually agreed by the Parties. Except to the extent required to comply with Applicable Law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 10.5 (Press Release; Publications; Use of Name), neither Party nor such Party’s Affiliates will make any public announcements, press releases or other public disclosures concerning this Agreement or the terms or the subject matter hereof without the prior written consent of the other, which will not be unreasonably withheld, conditioned or delayed.

(b) Publications.

(i) Publications by Ionis. Ionis will have the sole right to publish or otherwise disclose the progress and results of the Licensed Compound completed prior to the Effective Date, to the public, which disclosures shall be consistent with its practice with its other compounds and products; provided that, with respect to any proposed press release or other similar public communication by Ionis disclosing regulatory discussions, the efficacy or safety data or clinical results related to the Development of the Licensed Compound prior to the Effective Date, [***].

(ii) Publications by EnCarda. Subject to this Section 10.5(b)(ii) (Publications by EnCarda), and without limiting Section 10.5(b)(i) (Publications by Ionis), EnCarda will have the sole right to publish or otherwise disclose the progress and results of the Licensed Compound completed on or after the Effective Date, to the public. If EnCarda wishes to make such a publication, then EnCarda will provide Ionis (including Ionis’ Alliance Manager) with a copy of such proposed publication at least [***] (and in the case of an abstract, at least [***]) prior to its intended submission for publication. EnCarda will not submit such publication until Ionis has provided its comments within such [***] period (and in the case of an abstract, such [***] period) or such period has elapsed without written comments from Ionis. If EnCarda receives written comments from Ionis on any such proposed publication during such [***] period (and in the case of an abstract, such [***] period), then it will in good faith consider such comments. If at any time during such [***] period (and in the case of an abstract, such [***] period), Ionis informs EnCarda that its proposed publication discloses inventions made by either Party under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by Ionis, then EnCarda will either (A) [***], or (B) [***].

(c) Except as provided for in Section 10.5(b)(i) (Publication by Ionis), Ionis shall not publish any study results or data with respect to the Licensed Compound and Licensed Products without EnCarda’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.

(d) Use of Names. Except as permitted for purposes of press releases under this Agreement, or as set forth in Section 10.5(e) (Acknowledgement) below, or otherwise required by Applicable Law, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

(e) Acknowledgment.

(i) EnCarda understands and acknowledges the importance to Ionis of continuing to be associated with the drugs it discovers, as such, to the extent commercially practicable, EnCarda will acknowledge in any press release, public presentation or publication regarding a Licensed Product, Ionis’ role in discovering and developing the Licensed Product, [***].

(ii) Ionis may reference the Licensed Products (and identify EnCarda as its partner for the Licensed Products) in its SEC filings and on its website, provided that [***].

10.6 Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or a Licensed Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party so long as such information does not include any new data, information, or conclusions, or present the content in a form or matter that materially alters the conclusion or subject matter of the previous publication or public presentation.

ARTICLE 11

TERMINATION

11.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with this Article 11 (Termination), shall remain in effect and will expire, on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the Royalty Term for such Licensed Product (the “Term”). Upon expiration of this Agreement, the license grant with respect to the Licensed Know-How contained in Section 3.1 (License Grant to EnCarda) shall become fully paid-up, royalty-free, perpetual and irrevocable for such Licensed Product in such country.

11.2 Termination for Convenience. EnCarda will have the right for any or no reason to terminate this Agreement after payment of the Upfront Fee to Ionis upon [***] prior written notice to Ionis.

11.3 Termination for Material Breach.

(a) Any material failure by a Party (the “Breaching Party”) to comply with any of its material obligations contained in this Agreement (such failure, a “Material Breach”) shall entitle the other Party (the “Non-Breaching Party”) to give to the Breaching Party written notice specifying the nature of the Material Breach, requiring the Breaching Party to cure such Material Breach.

(b) If such Material Breach is not cured within [***] after the receipt of notice pursuant to Section 11.3(a) above, the Non-Breaching Party shall be entitled to terminate this Agreement on written notice to the Breaching Party and without prejudice to any of its other rights conferred on it by this Agreement; provided that if a Material Breach (other than for non-payment) cannot reasonably be cured within such [***] period and the Breaching Party promptly delivers a plan to cure such Material Breach (reasonably acceptable to the Non-Breaching Party) and uses [***] to implement such plan, then the cure period shall be extended for so long as the Breaching Party is using commercially reasonable efforts to cure such Material Breach (up to a maximum cure period of [***] from the date of initial notice); further provided, however, that if the Breaching Party disputes the existence of a Material Breach, the matter shall be submitted for resolution in accordance with Article 12 (Dispute Resolution), and the Breaching Party shall not have the right to terminate this Agreement unless and until a final decision of Material Breach is rendered under Article 12 (Dispute Resolution) and the Breaching Party fails to cure such Material Breach within [***] thereafter.

11.4 Termination for Insolvency. If, at any time during the Term (a) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (b) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for either Party’s business, or (e) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((a)-(e)), the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Law.

11.5 Termination for Discontinuation of Development and Commercialization. If EnCarda and its Affiliates and Sublicensees have not conducted any material Development or Commercialization activities with respect to the Licensed Product in any country in the Territory for a continuous period of longer than [***] (the “Cessation Period”), and such discontinuation of activity is not by written agreement of the Parties or due to factors outside EnCarda’s, its Affiliates’ or Sublicensees’ reasonable control, then Ionis may, at its election, terminate this Agreement in its entirety upon [***] prior written notice to EnCarda, unless within such [***] period, EnCarda provides to Ionis reasonable documentation evidencing that EnCarda, its Affiliates or Sublicenses have in fact conducted Development or Commercialization activities during the alleged Cessation Period or have resumed conducting such activities after the alleged Cessation Period. For purposes of this Section 11.5 (Termination for Discontinuation of Development and Commercialization), “factors outside EnCarda’s, its Affiliates’ or Sublicensees’ reasonable control” include, without limitation, [***]. For clarity, [***]. If a dispute resolution process is commenced in accordance with Section 12.4 (Arbitration) with respect to Ionis’ purported termination of this Agreement pursuant to this Section 11.5 (Termination for Discontinuation of Development and Commercialization), then [***].

11.6 Effect of Expiration or Termination.

(a) Upon termination of this Agreement for any reason, the licenses granted to EnCarda in Section 3.1 (License Grant to EnCarda) will terminate, subject to the remainder of this Section 11.6 (Effect of Expiration or Termination). Each Party will promptly return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, sublicensees or subcontractors), except that such Party will have the right to retain one copy of intangible Confidential Information of such other Party for legal purposes.

(b) Upon termination of this Agreement by Ionis pursuant to Article 11 (Termination), any sublicense granted by EnCarda will survive and will be automatically assigned by EnCarda to Ionis such that the sublicense becomes a direct license between Ionis and the applicable Sublicensee on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the rights granted by EnCarda to the Sublicensee, provided that the sublicense was granted in accordance with the terms of Section 3.2 (Sublicenses) and that such Sublicensee is in compliance with the terms of the sublicense agreement.

(c) Upon the early termination of this Agreement, EnCarda and its Affiliates and Sublicensees will stop Commercializing the Licensed Product but may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, for a period up to [***] from the effective date of termination, provided that EnCarda pays Ionis the applicable running royalty or other amounts due on such sales of Licensed Products in accordance with the terms and conditions of this Agreement.

11.7 Ionis Reversion Right. If this Agreement is [***], this Section 11.7 (Ionis Reversion Right) will apply but only with respect to any Discontinued Products:

(a) Reversion License.

(i) License Grant. Subject to Section 11.7(a)(ii) and any sublicense that survives pursuant to Section 11.6(b), EnCarda will and hereby does grant to Ionis: [***] (the licenses set forth in clauses (A), (B), and (C), collectively, the “Reversion License”).

(ii) Reversion License Economics. [***] following notice of termination, [***].

(b) In such event, the Parties wish to provide a mechanism to ensure that patients who were being treated with the applicable product that is the subject of such termination (a “Discontinued Product”) before such termination can continue to have access to such Discontinued Product until the regulatory and commercial responsibilities for the Discontinued Product are transitioned from EnCarda to Ionis following termination of the Agreement. As such, following the termination of this Agreement, Ionis may request EnCarda perform services to facilitate the transition of the Discontinued Product to Ionis, and the Parties will mutually agree upon such services in writing (such services, the “Transition Services”).

(c) If Ionis requests Transition Services, then Ionis will propose a transition plan setting forth the Transition Services to be performed by EnCarda, and the Parties will finalize such plan within [***] thereafter. While EnCarda is providing Transition Services, EnCarda and Ionis will mutually agree on talking points and a communication plan to customers, specialty pharmacies, physicians, Regulatory Authorities, patient advocacy groups and clinical study investigators, and EnCarda will make all such communication to such entities in accordance with the mutually agreed talking points.

(d) Ionis will pay EnCarda for the Transition Services [***].

(e) [***]

(f) For the avoidance of doubt, Ionis’ rights under this Article 11 (Termination) are in addition to any other rights and remedies available to Ionis under this Agreement and Applicable Law.

11.8 Survival. Expiration or termination of this Agreement for any reason shall not relieve either Party of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration. In addition, the following provisions will survive and apply after expiration or termination of this Agreement: Article 1 (Definitions) (to the extent definitions are embodied in the following listed Articles and Sections), Section 3.5 (Enabling License), Section 6.8 (Royalty Reports and Payments) (only with respect to any payment obligations accrued prior to the effective date of termination and any payment obligations under Section 11.6(c) that accrue after the effective date of termination), Section 6.10 (Other Payment Terms) (only with respect to any payment obligations accrued prior to the effective date of termination and any payment obligations under Section 11.6(c) that accrue after the effective date of termination), Section 6.11 (Records Retention) (only for the period required for audits pursuant to Section 6.12 (Audits)), Section 6.12 (Audits) (for the period described therein), Section 6.13 (Taxes) (only with respect to any payment obligations accrued prior to the effective date of termination and any payment obligations under Section 11.6(c) that accrue after the effective date of termination), Article 7 (Intellectual Property), Article 8 (Indemnification and Insurance), Section 9.4 (Disclaimer of Warranties), Section 9.5 (Limitation of Consequential Damages), Article 10 (Confidentiality), Article 11 (Termination), Article 12 (Dispute Resolution), and Article 13 (Miscellaneous).

11.9 Alternative to Certain Terminations Under Section 11.3.

(a) If Ionis has materially breached Section 3.1(a) or Section 3.4(a) of this Agreement, and failed to cure such breach in the applicable cure period set forth in Section 11.3(b), then in lieu of EnCarda’s terminating this Agreement pursuant to Section 11.3 (Termination for Material Breach), EnCarda will have the right to elect (in its sole discretion) by written notice to Ionis [***]. EnCarda must provide Ionis with written notice that it is electing to exercise the alternative remedy set forth in this Section 11.9 within [***] after expiration of the applicable cure period, or, if a dispute resolution process is commenced by Ionis in accordance with Section 12.4 (Arbitration), then within [***] following the conclusion of such dispute resolution process in favor of EnCarda that Ionis has committed such material breach and Ionis has not cured such breach within the cure period set forth in Section 11.3(b), and in any event before the commencement of any damages phase of the arbitration.

(b) Notwithstanding Section 11.9(a), in the event that a dispute resolution process is commenced by Ionis during the cure period in accordance with Section 12.4 (Arbitration) with respect to Ionis’ purported material breach of this Agreement that would give rise to the remedy available to EnCarda as set forth in Section 11.9(a), then, following the Triggering Date and during the period of such dispute resolution process, EnCarda shall [***], with interest accruing on all such deposited amounts at the rate set forth in Section 6.10 (Other Payment Terms), in an escrow to be held until resolution of such dispute resolution process. If the dispute resolution process has been determined in favor of EnCarda that Ionis has committed such material breach and Ionis has not cured such breach within the cure period set forth in Section 11.3(b), then, in addition to the reductions available to EnCarda pursuant to Section 11.9(a), EnCarda shall be entitled to retain the payments in escrow. If (i) the dispute resolution process has been determined in favor of Ionis (that Ionis has not committed such material breach), or (ii) the dispute resolution process has been determined in favor of EnCarda that Ionis has committed such material breach but Ionis has cured such breach within the applicable cure period set forth in Section 11.3(b), then, the payments in escrow shall be released to Ionis within [***] following such determination and EnCarda shall not have the right to invoke the remedies under Section 11.9(a).

11.10 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Ionis and EnCarda are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party. The Parties acknowledge and agree that milestone payments, license fees, and royalty payments to be paid under this Agreement will constitute “royalties” within the meaning of Bankruptcy Code § 365(n) with respect to the licenses of intellectual property hereunder.

ARTICLE 12

DISPUTE RESOLUTION

12.1 General. The Parties recognize that a dispute may arise relating to this Agreement (“Dispute”). Except as set forth in Section 12.5 (Injunctive Relief; Court Actions), any Dispute between the Parties or their respective Affiliates will be resolved in accordance with this Article 12 (Dispute Resolution).

12.2 Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Article 11 (Termination), all rights and obligations of the Parties will continue until such time as any Dispute has been resolved in accordance with the provisions of this Article 12 (Dispute Resolution).

12.3 Escalation. Subject to Section 12.5 (Injunctive Relief; Court Actions), any claim, Dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement will be referred to the Chief Executive Officer of EnCarda (or a designee appointed by the Chief Executive Officer) and to the Chief Executive Officer of Ionis (or a designee appointed by the Chief Executive Officer) (the “Executives”) for attempted resolution. If the Executives are unable to resolve such Dispute within [***] of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute will be subject to arbitration in accordance with Section 12.4 (Arbitration), except as expressly set forth in Section 12.5 (Injunctive Relief; Court Actions).

12.4 Arbitration.

(a) If the Parties cannot resolve the Dispute through escalation pursuant to Section 12.3 (Escalation), and a Party desires to pursue resolution of the Dispute, any Dispute will be solely and exclusively finally settled under the Rules of Arbitration of the American Arbitration Association (“AAA”) then in effect, except as modified in this Agreement. The arbitration will be conducted in the English language by a single arbitrator. If the Parties are unable to agree on an arbitrator, the arbitrator will be selected in accordance with the AAA rules or if the AAA rules do not provide for such selection, by the chief executive of AAA. At either Party’s election, the arbitrator will engage an independent expert with experience in the subject matter of the Dispute to advise the arbitrator, but final decision making authority will remain in the arbitrator. The arbitrator will determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery, and permitting an equitable resolution of the Dispute. The Parties and the arbitrator will use reasonable efforts to complete any such arbitration within [***].

(b) Notwithstanding any provision to the contrary, if the Dispute is regarding the existence, materiality, or failure to cure any material breach where Ionis is the alleged Breaching Party and which would give rise to the remedy available to EnCarda as set forth in Section 11.9(a), then the arbitration will be bifurcated with respect to liability and damages, such that damages will only be determined if EnCarda elects not to exercise the alternative remedy set forth in Section 11.9(a) (Alternative to Certain Terminations Under Section 11.3).

(c) The place of arbitration will be San Francisco, California, and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) will be English.

(d) The Parties agree that the decision of the arbitrator will be the binding remedy between them regarding the Dispute presented to the arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Without limiting any other remedies that may be available under law, the arbitrator will have no authority to award damages prohibited under Section 9.5 (Limitation of Consequential Damages).

(e) EXCEPT IN THE CASE OF COURT ACTIONS PERMITTED BY SECTION 12.5 (INJUNCTIVE RELIEF; COURT ACTIONS), EACH PARTY HERETO WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, AND (2) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

(f) Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the arbitrator and administrative fees of AAA.

12.5 Injunctive Relief; Court Actions. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. The Parties agree that in the event of a threatened or actual material breach of this Agreement, injunctive or equitable relief may be an appropriate remedy. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the ownership, validity, construction, scope, enforceability, infringement or other violations of Patent Rights or other intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 12.4 (Arbitration).

ARTICLE 13

MISCELLANEOUS

13.1 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), or internationally recognized overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Ionis:

Ionis Pharmaceuticals, Inc.

2855 Gazelle Court

Carlsbad, CA 92010

Attention: Chief Business Officer

With a copy to (which copy will not constitute notice):

[***]

Attention: General Counsel

If to EnCarda:	EnCarda, Inc.

6929 Hayden Road,

Scottsdale, Arizona 85250

[***]

Attention: Chief Executive Officer

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next business day after such notice or request was deposited with such service, or if sent by certified mail, the third business day after the date of mailing.

13.2 Governing Law. This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles. The United Nations Convention on Contract for the International Sales of Goods (1980) shall not apply to the interpretation of this Agreement.

13.3 Recovery of Losses. Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered such Losses pursuant to other provisions of this Agreement, including recoveries under Section 8.1 (Indemnification by EnCarda) or Section 8.2 (Indemnification by Ionis). Notwithstanding the non-refundable or non-creditable nature of any milestone payments hereunder, but subject to the limitations set forth in Section 9.5 (Limitation of Consequential Damages), nothing in this Agreement shall limit either Party’s rights to assert or obtain damages for breach of this Agreement, including damages calculated based on the payments made under this Agreement.

13.4 Assignment. Without the prior written consent of the other Party hereto (which may be granted at the other Party’s discretion, but not to be unreasonably withheld, delayed or conditioned), neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of such Party; or (b) to any Third Party in connection with a Change of Control, merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions. The assigning Party (except if it is not the surviving entity) shall remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and the relevant Affiliate assignee, Third Party assignee or surviving entity shall assume in writing all of the assigning Party’s obligations under this Agreement. In addition, and notwithstanding the foregoing, Ionis may assign or transfer its rights to receive payments under this Agreement, without EnCarda’s consent, to a Third Party in connection with a payment factoring transaction, provided that such factoring transaction will not relieve Ionis of its obligations under this Agreement or otherwise adversely affects EnCarda’s rights and obligations under this Agreement. Any purported assignment or transfer in violation of this Section 13.4 (Assignment) shall be void ab initio and of no force or effect. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

13.5 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

13.6 Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God, war, terrorism, cyber-attacks, civil commotion, riot, fire, flood, earthquake, tornado, tsunami, explosion or storm, pandemic, epidemic, any action of a Governmental Authority or agency, national industry strike, lockout, sabotage, shortage in supply, energy shortage and failure of public utilities or common carriers. In such event the failing or delaying Party shall promptly notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations (except with respect to payment obligations) under this Agreement as it is thereby disabled from performing for so long as it is so disabled and shall use commercially reasonable efforts to minimize the duration of any force majeure and resume performance of its obligation as promptly as practicable. Notwithstanding the foregoing, if such force majeure event continues for a period of [***], after such time the Parties will negotiate in good faith any permanent or transitory modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and execute such plan within such timeframe.

13.7 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing signed by such Party’s authorized representative. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term. No waiver shall be effective unless it has been given in writing and signed by an authorized representative of the Party giving such waiver.

13.8 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.9 Entire Agreement; Modifications. This Agreement (including the attached Schedules) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by each Party’s authorized representative.

13.10 Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership joint venture or legal entity of any type between the Parties. Each Party is an independent contractor hereunder. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.

13.11 Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, Exhibit, Appendix or Schedule means a Section of, or Schedule or Exhibit or Appendix to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “will” and “shall” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (g) the headings contained in this Agreement, in any Exhibit or Appendix or Schedule to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement, (h) the word “or” will not be construed as exclusive and will have the meaning typically ascribed to the term “and/or”; (i) the words “hereof,” “herein,” and “herewith,” and words of similar import, will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (j) general words will not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

13.12 Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

13.13 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

13.14 Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule, Appendix, or Exhibit hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules identifying the Licensed IP are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Term, as appropriate and in accordance with the provisions of this Agreement.

13.15 Counterparts. This Agreement (or any notice, invoice or other document to be delivered by a Party hereunder) may be signed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers, and facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

13.16 Compliance with Laws. Each Party will, and will ensure that its Affiliates will, comply with all Applicable Law in exercising its rights and fulfilling its obligations under this Agreement. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

13.17 Remedies at Law. Without limiting Section 13.3 (Recovery of Losses) and except as expressly stated in this Agreement, the rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

IONIS PHARMACEUTICALS, INC.		ENCARDA, INC.

By:	/s/ Brett Monia	By:	/s/ Tassos Gianakakos
Name:	Brett Monia	Name:	Tassos Gianakakos
Title:	Chief Executive Officer	Title:	Chief Executive Officer and Chair

SCHEDULE 1.70

Ionis Core Technology Patents

[***]

SCHEDULE 1.72

Ionis Existing In-License Agreements

[***]

SCHEDULE 1.75

Ionis Manufacturing and Analytical Patents

[***]

SCHEDULE 1.78

Ionis Product-Specific Patents

[***]

SCHEDULE 1.80

ISIS 757456

[***]

SCHEDULE 1.88

Licensed Compound

[***]

SCHEDULE 3.3

Ionis Existing In-License Agreement(s) Terms

[***]

SCHEDULE 4.13

Quantities and Costs of GMP-grade Licensed Compounds to be supplied by Ionis to EnCarda

[***]

SCHEDULE 5.2

[***]

SCHEDULE 11.7(a)

[***]